Exhibit 10.1

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THE INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

FINAL EXECUTION VERSION
Loan No. 01-1054558

DEED OF TRUST,
ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

from

COMPANY SUBSIDIARY
as Grantor, to

EUGENE F. SEGREST, ESQ.,
as Trustee, for the benefit of

CAPMARK BANK,
as Beneficiary

Dated: September 18, 2006

PREPARED BY AND AFTER RECORDATION RETURN TO:

Katten Muchin Rosenman LLP
1025 Thomas Jefferson Street, N.W.
Suite 700, East Tower
Washington, D.C. 20007-5201
Attn: Adam V. Lichtenstein, Esq.

TABLE OF CONTENTS

Section                                                                        Page
1.	Defined Terms	5
2.	The Loan	13
3.	Warranty of Title	14
4.	Insurance	14
5.	Payment of Taxes	20
6.	Tax Escrow Fund	21
7.	Annual Budget; Accounts	22
8.	Condemnation	22
9.	Leases and Rents	25
10.	Representations Concerning Loan and Anti-Terrorism Laws	28
11.	Single Purpose Entity; Authorization	33
12.	Maintenance of Property	35
13.	Transfer or Encumbrances of the Property	35
14.	Certificates: Affidavits	37
15.	Changes in the Laws Regarding Taxation	37
16.	No Credits on Account of the Debt	38
17.	Documentary Stamps	38
18.	Controlling Agreement	38
19.	Books and Records	39
20.	Performance of Other Agreements	40
21.	Further Assurances	41
22.	Recording of Mortgage	42
23.	Reporting Requirements	43
24.	Events of Default	43
25.	Late Payment Charge: Servicing Fees	46
26.	Right to Cure Defaults	46
27.	Remedies	46
28.	Right of Entry	50
29.	Security Agreement	50
30.	Actions and Proceedings	51
31.	Waiver of Setoff and Counterclaim	51
32.	Contest of Certain Claims	51
33.	Recovery of Sums Required to Be Paid	52
34.	Marshaling and Other Matters	52
35.	Hazardous Substances	52
36.	Asbestos	53
37.	Environmental Monitoring	54
38.	Management of the Property	54
39.	Handicapped Access	57
40.	ERISA	57
41.	Indemnification	58
42.	Recourse and Indemnification	59
43.	Notice	60
44.	Authority	61
45.	Waiver of Notice	62
46.	Remedies of Mortgagor	62
47.	Sole Discretion of Mortgagee	62
48.	Non-Waiver	62
49.	No Oral Change	63
50.	Liability	63
51.	Inapplicable Provisions	63
52.	Section Headings	63
53.	Counterparts	63
54.	Certain Definitions	64
55.	Assignments	64
56.	SUBMISSION TO JURISDICTION	64
57.	Agent for Receipt of Process	64
58.	Service of Process	65
59.	WAIVER OF JURY TRIAL	65
60.	Homestead	65
61.	CHOICE OF LAW	65
62.	Time of Essence	66
63.	Survival	66
64.	No Third-Party Beneficiary Rights Created	66
65.	Discharge	66
66.	Maintaining Priority of Mortgage	66
67.	Costs	66
68.	Defeasance	67
69.	Ground Lease	70
70.	Local Law Provisions	70

DEED OF TRUST,
ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

This DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is dated this 18th day of September, 2006 from COMPANY SUBSIDIARY, a Tennessee limited partnership, having an address c/o Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138 (“Grantor”) to c/o EUGENE F. SEGREST, whose address is c/o Kirkpatrick & Lockhart Nicholson Graham, LLP, 2828 North Harwood, Suite 1800, Dallas, Texas 75201, as Trustee (“Trustee”), for the benefit of CAPMARK BANK, a Utah Industrial Bank f/k/a GMAC Commercial Mortgage Bank, a Utah industrial bank with an address at 6955 Union Park Center, Suite 330, Midvale, Utah 84047, Attention: President (together with its successors or assigns or any servicers selected by the holder(s) of the Note from time to time in its sole discretion to service the Loan, "Beneficiary").

WHEREAS, Grantor is indebted to Beneficiary for the amount of the Loan (defined below) and such Loan is secured by, among other things, a first lien security interest in the Property (defined below) encumbered by this Deed of Trust.

GRANTOR, in consideration of the indebtedness herein recited, and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid by Beneficiary, the receipt of which is hereby acknowledged, intending to be legally bound, does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey unto Trustee for the benefit of Beneficiary and its successors and assigns forever, in trust, with power of sale, all of Grantor’s right, title and interest in and to certain land in Brazos County, Texas, more particularly described in Exhibit “A” attached hereto and made a part hereof (the "Land"; together with all of the following described property, collectively, the "Property");

TOGETHER WITH all Improvements (as hereinafter defined) now or hereafter situated or to be situated on the Land or appurtenant thereto;

TOGETHER WITH all machinery, furnishings and equipment including, without limitation, all furnaces, boilers, oil burners, radiators and piping, coal stokers, refrigeration and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, awnings, window shades, kitchen cabinets, plants and shrubbery and all other equipment and machinery, motor vehicles and other vehicles, appliances, fittings and fixtures of every kind in or used in the operation of the Land and the Improvements (defined below), together with any and all replacements thereof and additions thereto, fixtures (including, without limitation, all heating, air conditioning, plumbing and bathroom, lighting, communications and elevator fixtures), inventory, excluding alcoholic beverage inventory, and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor dispensers and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air- conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Grantor, or in which Grantor have or shall have an interest, now or hereafter located upon the Land and the buildings, structures and improvements now or hereafter erected or located thereon or appurtenant thereto, including without limitation that Hampton Inn hotel on the Land and all related amenities and improvements (collectively, the "Improvements"), and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor have or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Land and the Improvements(collectively, the "Personal Property"), and all proceeds and products of any such property;

TOGETHER WITH all accounts, escrows (including, without limitation, the Accounts), escrows, documents, instruments, chattel paper, claims, deposits, deposit accounts, payment intangibles, investment property and general intangibles, as such terms are defined in the Uniform Commercial Code, and all agreements, contracts, certificates, instruments, and other documents, now or hereafter entered into, including, without limitation, any interest of Grantor in the Management Agreement and interests, if any, of Grantor in the Franchise Agreement and all proceeds, substitutions and replacements thereof, all contract rights, insurance proceeds, condemnation award or proceeds, security deposits, franchises (to the extent assignable), books, records, appraisals, architectural and engineering plans, specifications, environmental and other reports relating to the Land, trademarks (to the extent assignable), trade names (to the extent assignable), servicemarks, logos, copyrights, goodwill, symbols, permits (to the extent assignable), licenses (to the extent assignable), approvals, actions, tenant or guest lists, correspondence with present and prospective purchasers, tenants, guests and suppliers, advertising materials and telephone exchange numbers as identified in such materials, all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Land as a result of tax certiori or any applications or proceedings for reduction, and causes of action which now or hereafter relate to, are derived from or are used in connection with the Land, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon, all of the foregoing to the extent owned by Grantor (collectively, "Intangibles");

TOGETHER WITH the Operating Lease (as hereinafter defined), all other leases and other agreements (including, without limitation, the Franchise Agreement (to the extent assignable) and the Management Agreement, and food, liquor and other beverage licenses, including any alcoholic beverage license, if applicable), affecting the use, enjoyment or occupancy of the Land or the Improvements heretofore or hereafter entered into (including, without limitation, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Land, together with any guarantees, supplements, amendments, modifications, extensions and renewals of any thereof, and all additional remainders, reversions, and other rights and estates appurtenant thereto, as the same may be amended from time to time (the Operating Lease and all such leases, subleases, and other such agreements being hereinafter referred to collectively as the "Leases");

TOGETHER WITH all of Grantor's right, title and interest in and to any easements and appurtenances affecting the Property;

TOGETHER WITH all of Grantor’s right, title and interest in and to the Operating Agreements (as defined in Section 20 herein), together with any amendments, modifications, extensions and renewals of any thereof, and all subordinations, estoppels and other rights in connection therewith;

TOGETHER WITH all agreements, contracts, certificates, instruments, franchises, permits, licenses (including, without limitation, food, liquor and other beverage licenses, to the extent assignable), plans, specifications and other documents, now or hereafter entered into, together with any amendments, modifications, extensions and renewals of any thereof, and all subordinating estoppel rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Grantor thereunder;

TOGETHER WITH the right, in the name and on behalf of Grantor, to commence any action or proceeding to protect the interest of Beneficiary in the Property and while an Event of Default remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

TOGETHER WITH all (i) income, base rents, percentage rents, other rents, security deposits (including any security deposits, letters of credit or other collateral provided to Grantor under the Operating Lease), subrents, room rates, receipts, issues, profits, revenues (including all oil and gas or other mineral royalties or bonuses), deposits and other benefits now due or which may become due or to which Grantor is now or hereafter may become entitled or which Grantor may demand or claim arising or issuing from or out of the Operating Lease, or any Lease, or arising out of or issuing from the operation of the business at the Land or any part thereof and all amounts paid as rents for such Land or the fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms, recreational facilities and otherwise; and (ii) receivables, customer obligations, installment payment obligations and other payment obligations whether already accrued, now accruing or to accrue in the future for the occupancy or use of the Property or any part thereof, or arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Land or personalty located thereon, or the rendering of services by Grantor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, parking space, guest rooms or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Land, regardless of whether the revenues described in the preceding clauses (i) and (ii) are paid or accrued before or after the filing by or against Grantor of any petition for relief under any state or federal bankruptcy or insolvency laws (collectively, "Rents"); and

TOGETHER WITH all awards heretofore and hereafter made to Grantor for taking by eminent domain the whole or any part of the Land or any easement therein, including any awards for changes of grade of streets; and

TOGETHER WITH any and all rights of Grantor in and to the foregoing.

TO HAVE AND TO HOLD the Property unto Trustee for the benefit of Beneficiary and unto its successors and assigns in fee simple forever with all appurtenances hereunto belonging.

PROVIDED, HOWEVER, that upon full payment of all indebtedness hereby secured, and upon performance of all covenants, obligations and indemnities hereby secured, the Property shall be re-conveyed and released from the lien of this Deed of Trust.

TO SECURE to Beneficiary:

(a) Payment of all indebtedness evidenced by an interest-bearing loan and debt in the maximum principal sum not to exceed $__________________________________________ (the "Loan"), evidenced by that certain Deed of Trust Note, dated as of the date hereof from Grantor, as maker, to Beneficiary, as payee (the "Note"), the terms of which are incorporated herein by reference as well as all renewals, extensions, modifications and recastings of the Note.

(b) The performance of all covenants, obligations, indemnities and agreements required of Grantor or of any other person or entity liable under the Note, this Deed of Trust, any indemnity executed in connection with the Loan, and all other agreements, documents, and instruments evidencing, securing or otherwise relating to the indebtedness hereby secured (the Note, this Deed of Trust, the Lease Assignment, the Assignment of Lease Assignment, the Contract Assignment, the Assignment of Contract Assignment, the Financing Statement, the Environmental Agreement, the Guaranty, the Manager’s Consent, the Replacement Reserve Agreement, the Repair Escrow Agreement, the ENN Subordination, and all such other agreements, documents and instruments are hereinafter referred to collectively as the "Loan Documents").

(c) The payment of (i) interest, default interest, late charges and other sums as provided in the Loan Documents; and (ii) all other monies agreed or provided to be paid by Grantor in the Loan Documents.

(d) The payment of any and all future advances made to Grantor hereunder or under any Loan Document.

(e) The performance of all obligations of Guarantor, or any other surety, guarantor or indemnitor of any of the obligations of Grantor under the Loan Documents.

(f) The payment of all costs and expenses, including court costs, attorneys' fees, witness fees (including fees of expert witnesses), paid, advanced, or incurred by Beneficiary pursuant to the Loan Documents to protect or preserve the Property or the validity or priority of this Deed of Trust, or to enforce the remedies of Beneficiary as provided for herein or in the other Loan Documents.

(g) The performance by Grantor of all obligations of Grantor as landlord under the Operating Lease or under any other Lease of all or any portion of the Property.

1. Defined Terms

The following terms shall have the following meanings:

(1)  "Access Laws" has the meaning set forth in Section 39(a) hereof.

(2)  "Accounts" has the meaning set forth in Section 7 hereof.

(3)  "Asbestos" has the meaning set forth in Section 36 hereof.

(4)  "Assignment of Contract Assignment" has the meaning set forth in Section 2(b) hereof.

(5)  "Assignment of Lease Assignment" has the meaning set forth in Section 2(b) hereof.

(6)  "Beneficiary" has the meaning set forth in the preamble to this Deed of Trust, together with all successors and assigns thereof.

(7)  "Budget" means the budget for the use and application of the Loan and gross revenues derived from the operation of the Property, including all expenses to be satisfied from the Accounts, as set forth in the budget delivered by Grantor to Beneficiary on the date hereof with respect to the balance of the current calendar year, and the annual budget to be delivered in accordance with the terms hereof for each subsequent calendar year for so long as any portion of the Debt remains outstanding.

(8)  "Closing Date" shall mean the date hereof.

(9)  "Collateral" has the meaning set forth in Section 29 hereof.

(10)  "Condemnation" has the meaning set forth in Section 8(a) hereof.

(11)  "Contract Assignment" has the meaning set forth in Section 2(b) hereof.

(12)  "Debt" means the outstanding principal balance of the Note from time to time, with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan Documents, as well as the definition located in the last paragraph of this Section.

(13)  "Debt Service Coverage Ratio" shall mean the ratio of:

(i)  the NOI produced by the operation of the Property during the twelve (12) calendar month period immediately preceding the calculation, to

(ii)the projected payments of principal and interest due under the Note for the twelve (12) calendar month period immediately following the calculation, as said coverage ratio is reasonably calculated by Beneficiary in accordance with its then-applicable underwriting standards.

(14)  "Deed of Trust" has the meaning set forth in the recitals of this Deed of Trust.

(15)  "Default Rate" means the rate of interest payable from and after the occurrence of an Event of Default (hereinafter defined), as more particularly described in the Note; provided, however, that with respect to an Event of Default of the type described in Section 24(a) hereof, such rate of interest shall apply from and after the date on which any such payment is due, without any period of grace or cure.

(16)  "ENN" shall mean ENN College Station, L.L.C., a Delaware limited liability company.

(17)  "ENN Subordination" has the meaning set forth in Section 2(b).

(18)  "Environmental Agreement" has the meaning set forth in Section 2(b) hereof.

(19)  “Environmental Laws” has the meaning set forth in Section 35 hereof.

(20)  "Equipment" means all machinery, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Land and the Improvements.

(21)  "ERISA" has the meaning set forth in Section 40(a) hereof.

(22)  "Event of Default" has the meaning set forth in Section 24 hereof.

(23)  "Expenses" means the aggregate of the following items actually incurred by Grantor or Tenant, whether or not paid, during the twelve (12) month period ending one (1) month prior to the date on which the NOI is to be calculated (except that capital expenses and reserves set forth in subsection (vii) below shall be adjusted by Beneficiary to reflect projected adjustments for the subsequent twelve (12) month period beginning on the date on which the NOI is to be calculated):

(i) Taxes and Other Charges (to the extent such are paid by Grantor from sources other than the Tax and Insurance Escrow Account);

(ii) sales, use and personal property taxes;

(iii) management fees in an amount acceptable to Lender pursuant to the Loan Documents derived from the operation of the Property and disbursements;

(iv) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses;

(v) franchise fees and other fees due under the Franchise Agreement;

(vi) Insurance Premiums (to the extent such are paid by Grantor from sources other than the Tax and Insurance Escrow Account);

(vii) the cost of utilities, and all other administrative, management, ownership, operating, leasing and maintenance expenses incurred in connection with the operation of the Property;

(viii) the cost of necessary repair or replacement of existing improvements on the Property with repairs or replacements of like kind and quality or such kind or quality that is necessary to maintain the Property to the standards as are required under the Franchise Agreement, the Operating Lease, or as determined by Beneficiary, this Deed of Trust or any of the Loan Documents (to the extent such are paid for by Grantor from sources other than the Repair Escrow Account or the Replacement Reserve Account);

(ix) the cost of replacement of Equipment with Equipment of like kind and quality or of such kind or quality that is necessary to maintain the Property to the standards that are required under the Franchise Agreement, the Operating Lease, this Deed of Trust or any of the Loan Documents (to the extent such are paid for by Grantor from sources other than the Replacement Reserve Account);

(x) the cost of any other maintenance materials, HVAC repairs, parts and supplies, and equipment (to the extent such are paid for by Grantor from sources other than the Replacement Reserve Account);

(xi) monthly installments (exclusive of the initial deposit made by Grantor on the date hereof) to the Tax and Insurance Escrow Account, the Repair Escrow Account and the Replacement Reserve Account; and

(xii) rental payments pursuant to any lease.

(24)  "FF&E Financing" shall have the meaning set forth in Section 9(g) hereof.

(25)  "Financing Statement" means any and all UCC financing statements filed by or on behalf of Beneficiary as additional security hereunder.

(26)  "Franchise Agreement" means the Franchise Agreement, dated January 1, 2001, between ENN (as successor in interest by assignment from ENN Leasing Company I, L.L.C.) and Franchisor pursuant to which ENN has the right to operate the hotel located on the Property under a name and/or hotel system controlled by Franchisor, or any Substitute Franchise Agreement.

(27)   "Franchisor" means Promus Hotels, Inc., a Delaware corporation, or any Replacement Franchisor approved in accordance with the terms and conditions of this Deed of Trust.

(28)  “General Partner” means EQI College Station Corporation, a Tennessee corporation.

(29)  "Grantor" has the meaning set forth in the preamble to this Deed of Trust.

(30)  "Guarantor" means Equity Inns, Inc., a Tennessee corporation.

(31)  "Guaranty" has the meaning set forth in Section 2(b) hereof.

(32)  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

(33)  "Hazardous Substances" has the meaning set forth in Section 35 hereof.

(34)  "Improvements" has the meaning set forth in the recitals of this Deed of Trust.

(35)  "Insurance Fund" has the meaning set forth in Section 4(h) hereof.

(36)  "Insurance Premiums" has the meaning set forth in Section 4(d) hereof.

(37)  "Insured Casualty" has the meaning set forth in Section 4(e)(ii) hereof.

(38)  "Intangibles" has the meaning set forth in the recitals of this Deed of Trust.

(39)  "Investor" shall have the meaning set forth in Section 21(b) hereof.

(40)  "Land'" means the real property comprising the Property, more particularly described on Exhibit "A" to this Deed of Trust.

(41)  "Lease Assignment" has the meaning set forth in Section 2(b) hereof.

(42)  "Leases" has the meaning set forth in the recitals of this Deed of Trust.

(43)  "Loan" has the meaning set forth in the recitals of this Deed of Trust.

(44)  "Loan Documents" has the meaning set forth in the recitals of this Deed of Trust.

(45)  "Loan-To-Value Ratio" means the ratio of: (i) the Debt, plus all other debt (or other liquidated economic obligations) which is then outstanding and secured by the Property, to (ii) the appraised value of the Property as estimated by an appraiser acceptable to Beneficiary. Any appraisal for purposes of calculating the Loan-to-Value Ratio shall be performed in accordance with the then-approved standards under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

(46)  "Management Agreement" means that certain Master Management Agreement, dated as of January 1, 2001, as amended, ENN (as successor in interest by assignment from ENN Leasing Company I, L.L.C.) and Manager, pursuant to which Manager operates the Property as a hotel.

(47)  “Manager” means Crossroads Hospitality Company, L.L.C., a Delaware limited liability company.

(48)  “Manager’s Consent” has the meaning set forth in Section 2(b) hereof.

(49)  "Maturity Date" means the Maturity Date (as such term is defined in the Note) or any earlier acceleration of sums due under the Note pursuant to Beneficiary's declaration of an Event of Default.

(50)  "NOI" means as of any date of determination, the aggregate amount of the gross income derived from the operation of the Property for a particular twelve (12) consecutive month period prior to each respective date of determination less the aggregate amount of Expenses for such twelve (12) consecutive month period, adjusted in accordance with Beneficiary's then current underwriting requirements consistent with the underwriting requirements of the applicable national rating agencies. NOI shall include only Rents and such other income, including any rent loss, business interruption or business income insurance proceeds, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges, which are actually received by Grantor or Tenant and Expenses actually incurred or payable during the period for which the NOI is being calculated, as set forth on operating statements satisfactory to Beneficiary. NOI shall be calculated on an accrual basis in accordance with generally accepted accounting principles consistently applied, based on the Uniform System of Accounts.

(51)  "Note" has the meaning set forth in the recitals of this Deed of Trust.

(52)  "O&M Plan" shall have the meaning set forth in Section 36 hereof.

(53)  "OFAC List" means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by an Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website .

(54)  "Operating Lease" shall mean that certain Lease Agreement dated as of the date hereof, by and between Grantor and ENN as may be amended or supplemented from time to time subject to this Deed of Trust.

(55)  "Operating Lease Estoppel" shall mean that Estoppel Certificate dated as of even date herewith by Tenant for the benefit of Beneficiary.

(56)  "Other Charges" has the meaning set forth in Section 5 hereof.

(57)  "Person" means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

(58)  “Phase I” has the meaning set forth in Section 35 hereof.

(59)  "Policies" has the meaning set forth in Section 4(d) hereof.

(60)  "Property" has the meaning set forth in the recitals of this Deed of Trust.

(61)  “Remedial Work” has the meaning set forth in Section 37 hereof.

(62)  "Rents" has the meaning set forth in the recitals of this Deed of Trust.

(63)  “Repair Escrow Account” shall have the meaning set forth in Section 7(a).

(64)  “Repair Escrow Agreement” shall have the meaning set forth in Section 2(b).

(65)  "Replacement Franchisor" shall mean a franchisor of comparable quality and brand standards to the Franchisor as of the date hereof and acceptable to Lender and in its sole discretion. For purposes hereof, acceptable Franchisors shall include but shall not be limited to the following brands or acceptable affiliates thereof: (i) “Marriott” (ii) “Hilton” (iii) “Starwood” (iv) “Hyatt” or (v) “Intercontinental”.

(66)  “Replacement Reserve Account" has the meaning set forth in Section 7(a) hereof.

(67)  "Replacement Reserve Agreement" has the meaning set forth in Section 2(b) hereof.

(68)  "Requirements of Law" means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

(69)  "Securities" has the meaning set forth in Section 21(b) hereof.

(70)  “Substitute Franchise Agreement” means a replacement franchise agreement with a Replacement Franchisor at any time during the term of the Loan on terms and conditions as Beneficiary may reasonably require, including but not limited to Beneficiary’s receipt of (i) a reasonably acceptable "comfort letter" from such Replacement Franchisor (ii) evidence that the aggregate amount of fees payable to the Replacement Franchisor under the Substitute Franchise Agreement does not exceed the fees payable to the Franchisor under the existing Franchise Agreement; (iii) rating agency confirmation that the Substitute Franchise Agreement will not result in a downgrade, qualification or withdrawal of the then current ratings of the securities; (iv) evidence that the Substitute Franchise Agreement reflects an arms'-length transaction, (v) evidence that Grantor’s payment of any liquidated termination fee payable to Franchisor due to termination of the Franchise Agreement, (vi) Grantor escrows with Beneficiary any and all amounts required under any Property Improvement Plan required by Replacement Franchisor, if applicable, (vii) Lender shall have received and reviewed any applicable Property Improvement Plan at least thirty (30) days prior to the surrender, termination or cancellation of the Franchise Agreement, if applicable, and (viii) the Substitute Franchise Agreement shall have a term of not less than ten (10) years from the date of the substitution.

(71)  "Tax and Insurance Escrow Account" has the meaning set forth in Section 7(b) hereof.

(72)  "Tax and Insurance Escrow Fund" has the meaning set forth in Section 6 hereof.

(73)  "Taxes" has the meaning set forth in Section 5 hereof.

(74)  "Tenant" means ENN, as tenant under the Operating Lease, and its permitted successors and assigns.

(75)  "Toxic Mold" means any toxic mold or fungus in, on or affecting the Property of a type which may pose a risk to human health or the environment or could negatively impact the value of the Property.

(76)  "Uniform Commercial Code" means the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Property is located.

(77)  “Uniform System of Accounts” has the meaning set forth in Section 10(h) hereof.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any part thereof or any interest therein", the word "Beneficiary" shall mean "Beneficiary, its successors and assigns, and any subsequent holder of the Note", the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Deed of Trust", and the word "Property" shall include any portion of the Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

2. The Loan

(a) Upon and subject to the terms and conditions herein set forth, Beneficiary agrees to lend to Grantor and Grantor agrees to borrow from Beneficiary, the maximum principal sum not to exceed Four Million Three Hundred Eighty-Nine Thousand and No/100 Dollars ($4,389,000.00). Grantor covenants that it will pay the Debt at the time and in the manner provided in the Note, this Deed of Trust and the other Loan Documents. All payments made to Beneficiary in respect of the Debt after payment of principal and interest due and payable under the Note shall be applied by Beneficiary in accordance with the terms and conditions of the Note and in the following order of priority:

(i) first, to fund the Tax and Insurance Escrow Fund, and, if applicable, the Insurance Fund;

(ii)  next, to reimburse Beneficiary for any unpaid costs, sums and expenses incurred or advanced by Beneficiary on Grantor's behalf or in the enforcement of Beneficiary's rights hereunder;

(iii)  next, to fund the Repair Escrow Account

(iv)  next, to fund the Replacement Reserve Account to the extent required by, and in accordance with, the terms and conditions set forth in the Replacement Reserve Agreement; and

(iv) thereafter, one hundred percent (100%) of the balance, if any, to reduce the outstanding principal balance of the Loan.

(b) All the covenants, conditions and agreements contained in the Note, the Assignment of Assignment of Leases, Rents and Profits dated as of the date hereof from Grantor to Beneficiary (the "Assignment of Lease Assignment"), the Assignment of Leases, Rents and Profits dated as of the date hereof from ENN to Grantor (the "Lease Assignment"), the Environmental Indemnity Agreement dated as of the date hereof among Beneficiary, Grantor and Guarantor (the "Environmental Agreement"), the Guaranty of Recourse Obligations dated as of the date hereof from Guarantor to Beneficiary (the "Guaranty"), the Assignment of Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of the date hereof from Grantor for the benefit of Beneficiary (the "Assignment of Contract Assignment"), the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of the date hereof from ENN for the benefit of Grantor (the " Contract Assignment"), the Replacement Reserve Agreement dated as of the date hereof from Grantor for the benefit of Beneficiary (the "Replacement Reserve"); the Consent, Subordination and Recognition Agreement dated as of the date hereof by and between Grantor, Manager and Beneficiary (the "Manager’s Consent"), the Subordination Agreement dated as of the date hereof from Grantor and ENN for the benefit of Beneficiary (the "Subordination Agreement"), the Repair Escrow Agreement dated as of the date hereof from Grantor for the benefit of Beneficiary (the "Repair Escrow Agreement") and the other Loan Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

3. Warranty of Title

(a) Grantor represents and warrants that it has good, indefeasible fee simple title to the Property, except for (a) inventory owned by a tenant, and (b) any Equipment owned by Franchisor under any lease required under the Franchise Agreement, and has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust and to acquire, encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in the Property and that Grantor possesses an unencumbered estate in the Land and the Improvements, and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for the Operating Lease and those exceptions approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust. Grantor further represents and warrants that this Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to such exceptions. Grantor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend such title, validity and priority to Beneficiary against the claims of all persons whomsoever.

4.	Insurance

(a) Grantor, at its sole cost and expense, will keep the Property insured during the entire term of this Deed of Trust for the mutual benefit of Grantor and Beneficiary in accordance with the terms and provisions of this Section 4 against loss or damage by fire and standard "all risk" perils pursuant to an insurance policy covering "all risks of physical loss" including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft, without any exclusion for losses due to windstorm. No such insurance policy shall contain an exception or exclusion for terrorism or terrorist acts. Such insurance policy shall (i) contain an income loss endorsement, (ii) be on a replacement cost basis with an "agreed amount" endorsement attached or with no co-insurance and, (iii) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, a law and ordinance endorsement. Such insurance shall be in an amount equal to the greater of: (A) the original principal amount of the Loan (in no event less than the minimum amount required to compensate for damage or loss on a replacement cost basis), (B) the then full replacement cost of the Improvements and the Equipment, without deduction for physical depreciation; and (C) such amount that the insurer would not deem Grantor or Beneficiary a co-insurer under such policies. The deductible in respect of such insurance shall not exceed Fifty Thousand and No/100 Dollars ($50,000.00). Notwithstanding the foregoing, if at any time the Loan is assumed in accordance with the terms and conditions of the Loan Documents, the deductible in respect of such insurance shall not exceed Ten Thousand and No/100 Dollars ($10,000.00) unless such assuming borrower shall request a higher deductible and Beneficiary shall approve such request in Beneficiary's sole discretion. The premiums for the insurance carried in accordance with this Section 4 shall be paid periodically and in annual installments and each policy shall contain the "Replacement Cost Endorsement" with a waiver of depreciation. Notwithstanding the foregoing, Beneficiary shall allow a hazard insurance deductible of One Hundred Thousand and No/100 Dollars ($100,000.00) per occurrence. In no event may the premiums for such insurance be financed on behalf of Grantor or any affiliate thereof, on a secured or unsecured basis, whether through any “premium lenders”, “premium finance firms” or the like (“Insurance Premium Financing”).

(b) Grantor shall also obtain and maintain during the entire term of this Deed of Trust, at its sole cost and expense, for the mutual benefit of Grantor and Beneficiary, the following policies of insurance:

(i) Flood insurance if any part of the Property is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as a Zone "A" and "V", Special Hazard Area; provided, however, that if any part of the Property is currently located in any other types of Special Hazard Area, Lender may require flood insurance in an amount at least equal to the lesser of: (A) the outstanding principal amount of the Note; or (B) the full replacement cost of the Improvements and the Equipment, having a deductible of not more than Twenty-Five Thousand and No/100 Dollars ($25,000.00) or five percent (5%) of NOI after the payment of debt service under the Loan, whichever is less;

(ii) (A) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "Dram shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Property, and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00) and Two Million and No/100 Dollars ($2,000,000.00) minimum general aggregate for the Land and the Improvements, or such greater amount as may be required under the Franchise Agreement; and (B) Umbrella liability insurance containing minimum limits of Ten Million and No/100 Dollars ($10,000,000.00) for the Land and the Improvements, or such greater amount as may be required under the Franchise Agreement;

(iii) Rental loss insurance in an amount equal to the aggregate annual amount of all rents and additional rents payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such rental loss insurance to cover rental losses for a period of at least one year after the date of the fire or casualty in question. The amount of such rental loss insurance shall be increased from time to time during the term of this Deed of Trust as and when new Leases and renewal Leases are entered into in accordance with the terms of this Deed of Trust, to reflect all increased rent and increased additional rent payable by all of the tenants under such renewal Leases and all rent and additional rent payable by all of the tenants under such new Leases;

(iv) Business interruption insurance: (A) with loss payable to Beneficiary, its successors and/or assigns, as their respective interests may appear; (B) covering all risks required to be covered by the insurance provided for in Section 4(b); (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all personal property has been repaired, the continued loss of income will be insured until the Property is restored (or if such income is not as of the date of restoration at the same level it was at prior to the loss, then until two (2) months following the restoration date), or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to Eight Hundred Fifty-One Thousand and No/100 Dollars ($851,000.00) based on Expenses and NOI for the Property. The amount of such business interruption insurance shall be determined prior to the date hereof and at least once each year thereafter based on this clause 4(b)(iv)(D). All insurance proceeds payable to Beneficiary pursuant to this Section shall be held by Beneficiary and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Grantor of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually and timely paid out of the proceeds of such business interruption insurance;

(v) Insurance, in an amount equal to the insurable value of the Improvements and the Equipment, against loss or damage from: (A) leakage of sprinkler systems; and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements, such coverage must include a joint loss clause unless the coverages otherwise required by this Section and in this subsection (v) are provided by one (1) Policy ;

(vi) Worker's Compensation or Employer’s Liability insurance with respect to any employees of Grantor, as required by any governmental authority or legal requirement;

(vii) Comprehensive motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00) with the same minimum limits of liability umbrella coverage as is specified under clause (b)(ii)(B) above, or such greater amount as may be required under the Franchise Agreement;

(viii) Professional Liability, Blanket crime and fidelity bond insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by Grantor's or Manager’s personnel;

(ix) Earthquake insurance (including subsidence), if the Property is located in an earthquake prone region as determined by Beneficiary, insuring in an amount equal to one times (1X) the probable maximum loss of the Property (as determined by Beneficiary) with a maximum deductible of no greater than ten percent (10%) of the face amount of the Policy or Twenty-Five Thousand and No/100 Dollars ($25,000.00); provided, however, that if the deductible exceeds five percent (5%), Beneficiary shall have the right to require Grantor to escrow funds with Beneficiary in an amount sufficient to fund the amount of the deductible in excess of five percent (5%);

(x) if required by Beneficiary, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction;

(xi) Insurance coverage that provides protection for claims for (1) property damage and business interruption losses, and (2) bodily injury and property damage liability (primary and excess liability) arising from a terrorist act. The minimum coverage required will be that level of coverage provided under TRIEA (Terrorism Risk Insurance Extension Act of 2005); and

(xii) Such other insurance as may from time to time be reasonably required by Beneficiary, including, without limitation, during the course of any construction of, or repairs to, any Improvements, builder's completed value risk insurance against "all risks of physical loss" including (A) collapse, water damage and transit coverage, in a nonreporting form, covering the total value of work performed or contracted for and equipment, supplies and materials furnished or contracted for, plus interest, costs and other "soft" construction costs as Beneficiary deems appropriate, and (B) a full installation floater to insure all materials stored on the Land but not yet part of the permanent installation.

The insurance coverage required under this Section 4(b) may be offered under a blanket policy or poli-cies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total cover-age of such policy that is allocated to the Property, and identify the Property, with a mortgagee clause naming Beneficiary, its successors and/or assigns specifically for the Property.

(c) Grantor shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each twelve (12) -month period) by using the F.W. Dodge Building Index to determine whether there has been an increase in the replacement cost of the Improvement since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

(d) All policies of insurance required pursuant to this Section (collectively, the "Policies") shall: (i) be issued by an insurer fully licensed in the state where the Property is located, with such insurer having at least an A.M. Best’s general policyholder’s rating of "A" with a financial size category of "X" or an investment grade, claims paying ability rating, of "A" by Standard & Poor’s Rating Group or an equivalent rating from a rating agency of similar stature and quality or issued by an insurer otherwise acceptable to Beneficiary in its sole discretion (or, if not acceptably rated by any of the foregoing, a cut through endorsement from an acceptably rated company will be required, with a reinsurance agreement having a total value, one hundred percent (100%) assumption of liability endorsement, which must include a requirement for at least ninety (90) days notice of cancellation thereof); (ii) contain a standard "noncontributory mortgagee" clause or endorsement and a "lender's loss payable endorsement" or their equivalents and shall name Beneficiary, its successors and/or assigns, as their respective interests may appear, as an additional insured and loss payee and as the person to which all payments made by such insurance company shall be paid; (iii) contain a waiver of subrogation against Beneficiary; (iv) be maintained throughout the term of this Deed of Trust without cost to Beneficiary; (v) be assigned and delivered (certificates of insurance delivered where blanket policies are maintained and copies at Beneficiary's reasonable request) to Beneficiary; (vi) contain such provisions as Beneficiary deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that neither Grantor, Beneficiary nor any other party shall be a co-insurer thereunder, that Beneficiary shall have no liability for insurance premiums thereunder and that Beneficiary shall receive at least fifteen (15) days prior written notice of any modification, reduction or cancellation; provided, however, Beneficiary must receive at least ten (10) days advance written notice in the event of a cancellation due to non-payment of any premium; and (vii) be satisfactory in form and substance to Beneficiary, and be approved by Beneficiary as to amounts, form, risk coverage, deductible, loss payees and insureds. Mortgagor shall have delivered to Beneficiary either an original of each of the Policies, a copy certified as true, correct and complete by the insurance agent of such Policies, or other evidence of the existence of the Policies satisfactory to Beneficiary in its sole and absolute discretion, but in no event shall an insurance binder be acceptable evidence of the required coverage. Unless such premiums are deposited in the Tax and Insurance Escrow Account, Grantor shall pay or cause Manager to pay the premiums for the Policies (the "Insurance Premiums") as they become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, Grantor will deliver to Beneficiary satisfactory evidence of the renewal of each Policy. Notwithstanding anything to the contrary herein, in the event that the Franchise Agreement requires (1) greater amounts of coverage for any insurance required hereunder, or (2) additional types of insurance coverage, then the Franchise Agreement insurance requirements shall prevail. In the event Grantor fails to provide, maintain, keep in force, or deliver and furnish to Beneficiary evidence of the Policies, Beneficiary may, with prior written notice to Grantor, procure such insurance or single-interest insurance for such risks covering Beneficiary's interest, and Grantor will reimburse Beneficiary for all premiums paid by Beneficiary, together with interest thereon from the date paid at the Default Rate, promptly upon demand by Beneficiary. Until such payment is made by Grantor, the amount of all such premiums, together with interest thereon, shall be secured by this Deed of Trust.

(e) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt written notice thereof to Beneficiary.

(i) In the case of a loss covered by Policies, Beneficiary may: (A) settle and adjust any claim with the prior consent of Grantor, not to be unreasonably withheld or (B) allow Grantor to agree with the insurance company or companies on the amount to be paid upon the loss; provided, however, that, if no Event of Default shall have occurred and be continuing, Grantor may adjust losses aggregating not in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) if such adjustment is carried out in a competent and timely manner and provided in any case that Beneficiary shall be, and is hereby, authorized to collect and receipt for any such insurance proceeds. The expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall become part of the Debt, shall be secured by this Deed of Trust and shall be reimbursed by Grantor to Beneficiary on demand.

(ii) In the event of any insured damage to or destruction of the Property or any part thereof (an "Insured Casualty"), the proceeds of insurance collected shall, at the option of Beneficiary in its sole discretion, be applied to the payment of the Debt or applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Insured Casualty, in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note. In the event of any Insured Casualty where: (A) the proceeds of insurance are sufficient to enable Grantor to fully restore the Property; (B) the term of, and proceeds derived from, Grantor's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Property is undergoing restoration; (C) Beneficiary determines that the restoration is reasonably capable of being completed, and is actually completed, at least nine (9) months prior to the Maturity Date; (D) the Loan-To-Value Ratio upon completion of restoration is estimated, by an appraiser reasonably acceptable to Beneficiary, and at Grantor's expense, to be no greater than 0.65:1.0; (E) the Management Agreement has not been terminated as a result of the Insured Casualty; (F) the restoration can be completed within nine (9) months from the date that the Insured Casualty occurred, or within such shorter time period as may be required by the Management Agreement; (G) the restoration is permitted or required under the Management Agreement, and (H) the Debt Service Coverage Ratio upon completion of the restoration is reasonably estimated by Beneficiary to be a minimum of 1.40:1.0, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Insured Casualty, as provided for below; and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the twelve (12) calendar month period immediately preceding the casualty, unless the appraiser referenced in clause 4(e)(ii)(D) above estimates that NOI after the restoration will be more than ten percent (10%) less than NOI for such twelve (12) calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

(iii) In the event that proceeds of insurance, if any, shall be made available to Grantor for the restoring, repairing, replacing or rebuilding of the Property, Grantor hereby covenants to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Beneficiary and otherwise in accordance with the requirements of the Franchise Agreement; provided, however, that Grantor shall pay all costs (and if required by Beneficiary, shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance required to be made available pursuant to the terms hereof.

(iv) In the event Grantor is entitled to reimbursement out of insurance proceeds held by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Beneficiary's option, assurances satisfactory to Beneficiary that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Beneficiary may reasonably require and approve. Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time. Funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Beneficiary's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Grantor for that purpose, shall be at least sufficient in the judgment of Beneficiary to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of insurance proceeds held by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Grantor, provided such restoration was performed in accordance with the provisions of this Section and Grantor is not then in default of its obligations under the Loan Documents. If the conditions in the immediately preceding sentence have not been satisfied, Beneficiary shall apply such surplus proceeds to the payment of the Debt in any order in its sole discretion

(f) Grantor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Grantor may carry insurance not required under this Deed of Trust, provided any such insurance affecting the Property shall be for the mutual benefit of Grantor and Beneficiary, as their respective interests may appear, and shall be subject to all other provisions of this Section.

(g) Prior to or contemporaneous with the execution of this Deed of Trust, Grantor shall provide Beneficiary with evidence that the insurance required hereunder is in full force and effect in accordance with the terms hereof, with all premiums due thereunder prepaid through the maturity of the Note.

5. Payment of Taxes

Grantor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against the Property or any part thereof (collectively, the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied, assessed or imposed against the Property or any part thereof (collectively, the "Other Charges") as they become due and payable. Grantor will deliver to Beneficiary evidence satisfactory to Beneficiary that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than thirty (30) days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Grantor shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. Grantor shall furnish to Beneficiary or its designee receipts for the payment of the Taxes, Other Charges and charges for utility services prior to the date that such obligations shall become delinquent. Grantor shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges. Notwithstanding the preceding sentence, during the pendency of any such contest Grantor shall pay or cause to be paid all Taxes and Other Charges as and when due and payable, or otherwise in accordance with Section 32 hereof.

6. Tax and Insurance Escrow Fund

Grantor shall pay to Beneficiary on the Closing Date an initial deposit to the Tax and Insurance Escrow Fund in an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in Beneficiary's estimation, to satisfy the next due Taxes and Other Charges and the next due Insurance Premiums. Grantor shall thereafter pay to Beneficiary monthly on the first (1st) day of each calendar month: (a) one-twelfth (1/12th) of an amount which would be sufficient to pay the Taxes and Other Charges payable, or estimated by Beneficiary to be payable, during the next ensuing twelve (12) months; and (b) one-twelfth (1/12th) of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts described in clauses (a) and (b) of Section 4 above, collectively, the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the monthly installments of principal and interest payable under the Note shall be added together and shall be paid as an aggregate sum by Grantor to Beneficiary. Grantor hereby pledges to Beneficiary any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Beneficiary will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Grantor pursuant to Sections 4 and 5 hereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4 and 5 hereof, Beneficiary shall, in its discretion, return any excess to Grantor or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in Sections 4 and 5 above, Grantor shall promptly pay to Beneficiary, upon demand, an amount which Beneficiary shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Beneficiary may apply any sums then comprising the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Grantor.

Notwithstanding anything in this Deed of Trust to the contrary, for so long as Grantor shall maintain an escrow fund or funds pursuant to which all Insurance Premiums, Taxes and Other Charges are being timely paid, the provisions of this Section 6 shall not apply; provided, however, the foregoing waiver shall apply solely to Grantor. Upon a transfer or sale of the Property in accordance with Section 13 hereof, such transferee or purchaser of the Property shall be required to establish and maintain the Tax and Insurance Escrow Fund in accordance with the terms and conditions of this Section 6.

7. Annual Budget; Accounts

(a) Beneficiary shall this day, or as soon hereafter as is practicable, establish and shall thereafter maintain the following escrow accounts at one or more federally insured institutions selected by Beneficiary (collectively, the "Accounts"), each of which shall be in Beneficiary's name and shall constitute additional security for the Loan:

(i) If required pursuant to the Replacement Reserve Agreement, the Replacement Reserve Account, into which deposits shall be made and from which disbursements shall be made in accordance with the Replacement Reserve Agreement (the “Replacement Reserve Account”);

(ii) Repair Escrow Account, a non-interest bearing account, into which shall be deposited certain sums as set forth in the Repair Escrow Agreement for certain improvements at the Property, from which Grantor may request withdrawals from time to time no more frequently than once in any calendar month to complete certain specified repairs and/or renovations, all as more particularly set forth in the Repair Escrow Agreement (the "Repair Escrow Account"); and

(iii) Subject to the final paragraph of Section 6, Tax and Insurance Escrow Account, into which shall be deposited at closing and thereafter monthly on the first (1st) day of each calendar month, pursuant to the budget, an amount sufficient to satisfy Grantor's obligations under Section 6 hereof (the "Tax and Insurance Escrow Account").

(c) Beneficiary shall have sole signatory authority with respect to any and all withdrawals from the Accounts. All such withdrawals shall be made solely in accordance with the budget and the applicable Loan Documents, and by this instrument Grantor does hereby irrevocably authorize and direct Beneficiary to make all such withdrawals on Grantor's behalf to satisfy Grantor's obligations hereunder and under such Loan Documents.

(d) If applicable, the Replacement Reserve Account shall be an interest-bearing account and the Tax and Insurance Escrow Account shall not bear interest.

8. Condemnation

(a)  Grantor shall promptly give Beneficiary written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Beneficiary copies of any and all papers served in connection with such proceedings. Beneficiary is hereby irrevocably appointed as Grantor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for such Condemnation and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Deed of Trust. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Grantor shall continue to pay the Debt at the time and in the manner provided for in the Note, this Deed of Trust and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Beneficiary to the discharge of the Debt. Beneficiary shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note.

(b) If the Property shall be the subject of a Condemnation, in whole or in part, Grantor shall give prompt written notice thereof to Beneficiary.

(i) In the case of a Condemnation, provided that no Event of Default has occurred and is continuing, Beneficiary may: (A) settle and adjust any claim with the prior written consent of Grantor, or (B) allow Grantor to agree with the condemning authority on the amount to be paid upon the Condemnation; provided, however, that, if no Event of Default shall have occurred and be continuing, Grantor may adjust losses aggregating not in excess of Fifty Thousand and No/100 Dollars ($50,000.00) if such adjustment is carried out in a competent and timely manner, and provided in any case that Beneficiary shall be, and is hereby, authorized to collect and receipt for any such Condemnation award or proceeds. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, Beneficiary may settle and adjust any claim without the consent of Grantor. The expenses incurred by Beneficiary in the adjustment and collection of a Condemnation award or proceeds shall become part of the Debt, shall be secured by this Deed of Trust and shall be reimbursed by Grantor to Beneficiary on demand.

(ii) In the event of any Condemnation affecting all or any portion of the Property, the award or proceeds collected upon any Condemnation shall, at the option of Beneficiary in its sole discretion, be applied to the payment of the Debt or applied to the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Condemnation in the manner set forth below. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note. In the event of any Condemnation where: (A) the Condemnation proceeds are sufficient to enable Grantor to fully restore the Property; (B) the term of, and proceeds derived from, Grantor's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period that the Property is undergoing restoration; (C) Beneficiary determines that the restoration is reasonably capable of being completed, and is actually completed, at least nine (9) months prior to the Maturity Date; (D) the Loan-To-Value Ratio upon completion of restoration is estimated, by an appraiser reasonably acceptable to Beneficiary, and at Grantor's expense, to be no greater than 0.65:1.0; (E) the Management Agreement has not been terminated as a result of the Condemnation; (F) the restoration can be completed within nine (9) months from the date that the Condemnation occurred, or within such shorter time period as may be required by the Management Agreement; (G) the restoration is permitted or required under the Management Agreement, and (H) the Debt Service Coverage Ratio upon completion of the restoration is reasonably estimated by Beneficiary to be a minimum of 1.40:1.0, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or the part thereof subject to the Condemnation, as provided for below; and Grantor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. NOI for purposes of this calculation shall be NOI for the twelve (12) calendar month period immediately preceding the casualty, unless the appraiser referenced in clause 8(b)(ii)(D) above estimates that NOI after the restoration will be more than ten percent (10%) less than NOI for such twelve (12) calendar month period, in which case the Debt Service Coverage Ratio shall be calculated using the appraiser's estimate of NOI.

(iii) In the event that a Condemnation award or proceeds, if any, shall be made available to Grantor for the restoring, repairing, replacing or rebuilding of the Property, Grantor hereby covenants to restore, repair, replace or rebuild the Property to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law and plans and specifications approved in advance by Beneficiary; provided, however, that Grantor shall pay all costs (and if required by Beneficiary, shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the net award or proceeds made available pursuant to the terms hereof.

(iv) In the event Grantor is entitled to reimbursement out of proceeds held by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with: (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding; (B) funds, or, at Beneficiary's option, assurances satisfactory to Beneficiary that such funds are available, sufficient in addition to the Condemnation award or proceeds to complete the proposed restoration, repair, replacement and rebuilding; and (C) such architect's certificates, waivers of lien for work previously performed or contemporaneously funded, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Beneficiary may require and approve. Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work (which approval shall not be unreasonably withheld). No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time. Funds other than the Condemnation award or proceeds shall be disbursed prior to disbursement of such proceeds, and at all times the undisbursed balance of such proceeds remaining in Beneficiary's possession, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Grantor for that purpose, shall be at least sufficient in the judgment of Beneficiary to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens and claims of lien. Any surplus which may remain out of a Condemnation award or proceeds held by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall be delivered to Grantor, provided such restoration was performed in accordance with the provisions of this Section, and Grantor is not then in default of its obligations under the Loan Documents.

9. Leases and Rents

(a) In connection with the Loan, Grantor has absolutely and unconditionally assigned to Beneficiary all of Grantor's right, title and interest in all current and future Leases and Rents, including, without limitation, the Operating Lease and all Rents derived therefrom, it being intended by Grantor that such assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Beneficiary. Grantor shall execute and deliver to Beneficiary such additional instruments, in form and substance reasonably satisfactory to Beneficiary, as may hereafter be requested by Beneficiary to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Beneficiary has granted to Grantor a revocable license to operate and manage the Property and to collect the Rents. Grantor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Beneficiary for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Grantor shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents, whether or not Beneficiary enters upon or takes control of the Property. Beneficiary is hereby granted and assigned by Grantor the right, at its option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after revocation of the license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its discretion shall deem appropriate.

(b) Grantor shall furnish Beneficiary with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions and shall be subject to the prior written approval of Beneficiary (which approval shall not be unreasonably withheld, conditioned or delayed) for all Leases not including the Operating Lease. All Leases shall provide that they are subordinate to this Deed of Trust and that the lessee agrees to attorn to Beneficiary (provided, as to the Operating Lease only, that Beneficiary agrees not to disturb lessee’s possession). Grantor shall: (A) observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (B) promptly send to Beneficiary copies of all notices of default which Grantor shall send or receive thereunder; (C) enforce all of the terms, covenants and conditions contained in the Leases (other than minor waivers in the ordinary course of business in all Leases not including the Operating Lease) on the part of the lessee thereunder to be observed or performed, short of termination thereof; (D) not collect any Rents more than one (1) month in advance; (E) not execute any other assignment of the lessor's interest in the Leases or Rents; (F) other than de minimis non-financial amendments, not alter, modify or change the terms of the Leases without the prior written consent of Beneficiary, or, except if a lessee is in default, cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; provided, however, that any Lease (not including the Operating Lease) may be canceled if at the time of the cancellation thereof a new Lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the canceled Lease; (G) not alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Beneficiary (which approval shall not be unreasonably withheld, conditioned or delayed for all such guaranties); (H) not consent to any assignment of or subletting under the Leases (not including the Operating Lease) not in accordance with their terms, without the prior written consent of Beneficiary (which consent shall not be unreasonably withheld, conditioned or delayed for all such Leases not including the Operating Lease); and (I) execute and deliver at the request of Beneficiary all such further assurances, confirmations and assignments in connection with the Property as Beneficiary shall from time to time request.

(c) All security deposits of lessees, whether held in cash or any other form, shall not be commingled with any other funds of Grantor and, if cash, shall be deposited by Grantor into a separate "Security Deposits Account." Any bond or other instrument which Grantor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution satisfactory to Beneficiary, shall, if permitted pursuant to any legal requirements, name Beneficiary as payee or mortgagee thereunder (or at Beneficiary's option, be fully assignable to Beneficiary) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Beneficiary. Grantor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Grantor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Grantor shall, upon Beneficiary's request, if permitted by any applicable legal requirements, turn over to Beneficiary the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Beneficiary subject to the terms of the Leases.

(d) Mortgagor makes the following additional covenants with respect to the Operating Lease:

(i) Grantor shall (x) diligently perform and observe all of the terms, covenants and conditions of the Operating Lease on the part of Grantor, as landlord thereunder, to be performed and observed prior to the expiration of any applicable grace period therein provided, (y) promptly notify Beneficiary of the giving of any notice by Tenant, as tenant thereunder, of any default by Grantor in the performance or observance of any of the terms, covenants or conditions of the Operating Lease on the part of Grantor, as landlord thereunder, to be performed or observed and deliver to Beneficiary a true copy of each such notice and (z) diligently enforce all of the terms, covenants and conditions contained in the Operating Lease which are to be performed by Tenant thereunder. Grantor shall not, without the prior consent of Beneficiary, in its sole discretion (regarding rent, other economic terms and other material Operating Lease provisions, otherwise in its reasonable discretion), surrender the leasehold estate created by the Operating Lease, consent to an assignment of Tenant's interest under the Operating Lease, or terminate or cancel the Operating Lease or modify, change, supplement, alter or amend the Operating Lease, in any respect, either orally or in writing, and Grantor hereby assigns to Beneficiary, as further security for the payment of the Debt, all of the rights, privileges and prerogatives of Grantor, as landlord under the Operating Lease, to surrender the leasehold estate created by the Operating Lease, to consent to an assignment of Tenant's interest under the Operating Lease, or to terminate, cancel, modify, change, supplement, alter or amend the Operating Lease in any respect, and any such surrender of the leasehold estate created by the Operating Lease, assignment of Tenant's interests thereunder, or termination, cancellation, modification, change, supplement, alteration or amendment of the Operating Lease in any material respect without the prior consent of Beneficiary shall be void and of no force and effect. If Grantor shall receive notice from Tenant of an event of default in the performance or observance of any term, covenant or condition of the Operating Lease on the part of Grantor, as landlord thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Deed of Trust, and without waiving or releasing Grantor from any of its obligations hereunder, Beneficiary shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Operating Lease on the part of Grantor, as landlord thereunder, to be performed or observed or to be promptly performed or observed on behalf of Grantor, to the end that the rights of Grantor in, to and under the Operating Lease shall be kept unimpaired and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Grantor or by any party on behalf of Grantor. Beneficiary will, prior to the making of any such payment, the performance of any such act, or the taking of any such action in accordance with the previous sentence, notify Grantor in writing, consult with Grantor in connection therewith, and afford Grantor a reasonable opportunity to address such matter with Tenant, not to exceed ten (10) business days. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases, Beneficiary and any person designated by Beneficiary shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. Beneficiary may pay and expend such sums of money as Beneficiary reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the tenant under the Operating Lease. Grantor hereby agrees to pay to Beneficiary promptly after demand, which demand shall include documentation describing Beneficiary's expenditures in reasonable detail, all such sums so paid and expended by Beneficiary, together with interest thereon from the day of such payment until paid at the Default Rate (as defined in the Note). All sums so paid and expended by Beneficiary and the interest thereon shall be secured by the legal operation and effect of this Deed of Trust.

(e) Beneficiary's acceptance of this assignment of the Leases shall not be deemed to constitute Beneficiary a "mortgagee in possession," nor obligate Beneficiary to appear in or defend any proceeding relating to the Leases or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposit delivered to Grantor by any tenant and not delivered to and accepted by Beneficiary as such. Beneficiary shall not be liable for any injury or damage to person or property in or about the Property due solely to Beneficiary's acceptance of this assignment, or for Beneficiary's failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive. Neither the assignment of Leases and Rents, nor enforcement of Beneficiary's rights regarding the Leases and Rents (including collection of Rents) nor possession of the Property by Beneficiary nor Beneficiary's consent to or approval of any Lease (nor all of the same), shall render Beneficiary liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option. If Beneficiary seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute any election of judicial relief for any foreclosure or any other purpose. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any Lease. The rights of Beneficiary under this Section 9 shall be cumulative of all other rights of Beneficiary under the Loan Documents or otherwise.

(f) Grantor acknowledges that this Deed of Trust is a "Mortgage" as defined in the Operating Lease and that pursuant to Article XXXIV of the Operating Lease (w) Tenant will receive the same notice, if any, given to Grantor by Beneficiary following an Event of Default, acceleration of the Debt or any foreclosure sale relating to this Deed of Trust, (x) Tenant will be permitted to cure any such Default on Grantor's behalf within applicable cure periods (in which event Tenant shall be reimbursed by Grantor for all costs relating to such cure, including without limitation, reasonable attorney's fees), and (y) Tenant will be permitted to appear by its representative and to bid at any foreclosure sale relating to this Deed of Trust.

(g) Notwithstanding Section 10(t) hereof, Grantor may enter into certain operating leases and capital leases of personal property, hotel management systems or office equipment, including, but not limited to: copiers, computers, fax machines and telephone equipment or other subordinate financing, copies of which have been previously delivered to Beneficiary, of equipment used in the ordinary course of business in the operation of hotels and which, in the aggregate, have a payment stream that does not exceed Five Thousand and No/100 Dollars ($5,000.00) per year, and in the aggregate over the term of all such leases and subordinate financing, have a payment stream that does not exceed Fifty Thousand and No/100 Dollars ($50,000.00) (the "FF&E Financing"). Grantor shall have the right to request approval of an increase in the foregoing amounts in connection with the replacement/renewal of operating leases, capital leases and/or equipment, which approval shall not be unreasonably withheld, conditioned or delayed.

10. Representations Concerning Loan and Anti-Terrorism Laws

Grantor represents, warrants and covenants as follows:

(a) Grantor is duly organized and validly existing in good standing under the applicable laws of the state of its creation as a limited partnership, and Grantor is qualified to do business in and is in good standing in its state of formation and in the state in which the Property is located, with full power, right, authority and legal capacity to enter into this Deed of Trust, the Loan and the Loan Documents and to operate the Property as contemplated hereunder. Grantor is a valid limited partnership for federal and state income tax purposes. If the issuance of any interest in Grantor is subject to any so-called "Blue Sky Laws" and/or any federal securities laws and regulations, each such issuance has been in compliance with all such laws and regulations to which it is subject. General Partner is the sole general partner of Grantor and is duly organized and validly existing in good standing under the applicable laws of the state of its creation as a corporation, and General Partner is qualified to do business in and is in good standing in its state of formation and in the state in which the Property is located. If the issuance of any interest in General Partner is subject to any so-called "Blue Sky Laws" and/or any federal securities laws and regulations, each such issuance has been in compliance with all such laws and regulations to which it is subject. General Partner is a valid corporation for federal and state income tax purposes.

(b) The execution, delivery and performance of the Loan Documents executed or delivered by Grantor to which it is a party and the consummation of the transactions contemplated thereby: (i) have been duly authorized by all requisite actions; (ii) have been approved or consented to by all of their respective constituent entities whose approval or consent is required to be obtained; (iii) do not require the approval or consent of any governmental authority having jurisdiction over Grantor or the Property; (iv) do not and will not constitute a violation of, or default under, the governing instruments of Grantor or any applicable requirement of a governmental authority; and (v) will not be in contravention of any court or administrative order or ruling applicable to Grantor or the Property, or any mortgage, indenture, agreement, commitment or instrument to which Grantor is a party or by which it or its assets are bound, nor create or cause to be created any mortgage, lien, encumbrance, or charge against the assets of Grantor other than those permitted by the Loan Documents.

(c) There are no actions, suits or proceedings pending, or, to the best knowledge of Grantor, threatened, nor any pending or, to the best knowledge of Grantor threatened labor disputes, against or affecting Grantor or the Property, or any other collateral covered by the Loan Documents, or involving the validity or enforceability of the Loan Documents or the priority of the liens created or to be created thereby, at law or in equity, or before or by any governmental authority, which, if adversely determined, would, in the determination of Beneficiary, either individually or in the aggregate, have a material adverse affect on (i) the operation of the Property as contemplated hereunder, (ii) the ability of Grantor to pay all of its liabilities or to perform all of its obligations in the manner and within the time periods required under the Loan Documents, (iii) the validity, enforceability or consummation of the Loan Documents or the transactions contemplated thereby, or (iv) the title to the Property, the permitted uses of the Property or the value of the security provided by the Loan Documents. Grantor has complied with all requirements of ERISA.

(d) This Deed of Trust and the other Loan Documents are the legal, valid and binding obligations of Grantor, and are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Deed of Trust and the other Loan Documents, or the exercise of any right thereunder, render this Deed of Trust or the other Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(e) All certifications, permits, licenses and approvals required for the legal use, occupancy and operation of the Property as a hotel, including, without limitation, any applicable liquor license, certificate of completion and occupancy permit, have been obtained and are in full force and effect. The Property is free of material damage and is in good repair, and there is no proceeding pending or, to the best of Grantor's knowledge, threatened for the total or partial condemnation of, or affecting, the Property.

(f) All of the Improvements which were considered in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Land encroach upon any of the Improvements, so as to affect the value or marketability of the Property. The Property is contiguous to and has access to a physically and legally open all-weather public street, has all necessary permits and approvals for ingress and egress, is adequately serviced by public water, sewer systems and utilities and is on one or more separate tax parcels, all of which are separate and apart from any other property owned by Grantor or any other person. The Property has all necessary access by public roads or easements which in each case are not terminable and are not subordinate to any mortgage other than this Deed of Trust. The Property and all of the Improvements comply with all laws, ordinances or regulations pertaining to the use or operation of the Property, including, without limitation, applicable zoning, subdivision and land use, fire, health and safety laws, regulations and ordinances.

(g) The Property is not subject to any leases, licenses or other use or occupancy agreements other than the Leases, the Management Agreement and the Franchise Agreement disclosed and delivered to Beneficiary in connection with this Deed of Trust. Other than ENN, subject to the terms and conditions of the Operating Lease, no person has any possessory interest in the Property or right to occupy any portion thereof except under and pursuant to the provisions of the Leases or transient hotel guests in the ordinary course of Grantor's business.

(h) The financial statements of Grantor and/or Guarantor heretofore furnished to Beneficiary and certified by a senior financial officer as true, correct and complete as of the end of and for such period are, as of the date specified therein, complete and correct in all material respects and fairly present the financial condition of Grantor and Guarantor and are, with respect to the corporate general partner of Grantor, prepared in accordance with GAAP and the Uniform System of Accounts for hotel and motel properties as approved by the American Hotel and Motel Association (as in effect from time to time, the “Uniform System of Accounts”) applied on a consistent basis. Grantor and/or Guarantor does not on the date hereof have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Grantor and/or Guarantor and which, in Grantor's opinion, are reasonably likely to result in a material adverse effect on the Property or the operation thereof as a hotel, except as referred to or reflected or provided for in the financial statements heretofore furnished to Beneficiary or as otherwise disclosed to Beneficiary herein. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Grantor and/or Guarantor from that set forth in such financial statements as of the dates thereof.

(i) To the best of Grantor's knowledge, the Franchise Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

(j) To the best of Grantor's knowledge, the Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

(k) Neither the execution and delivery of the Loan Documents, Grantor's performance thereunder, the recordation of this Deed of Trust, nor the exercise of any remedies by Beneficiary, will adversely affect (i) Grantor's rights under the Leases or the Operating Agreements or (ii) the licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Property as a hotel.

(l) The Operating Lease and the Leases are in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

(m) Since the date of the last inspection of the Property by Beneficiary: (i) no portion of the Property has been damaged and not repaired to Beneficiary's satisfaction or has been taken in condemnation or other similar proceedings; and (ii) no change has occurred in the structure or physical condition of the Property other than customary wear and tear.

(n) Since the date of the information and documentation relating to the Property furnished to Beneficiary, no material change in the Property has occurred.

(o) No default has occurred and is continuing in the performance of any obligation of Grantor or any affiliate of Grantor which would be deemed an Event of Default under the Loan Documents if they were in effect, or any instruments evidencing, securing or guaranteeing any other loan.

(p) There exists no fact, event or disclosure in connection with the Loan that reasonably could be expected to cause the Loan to become delinquent or otherwise have a material adverse affect on the Loan or the Property.

(q) No notice of violation of any municipal ordinances has been filed against the Property by any municipal department.

(r) Grantor has no knowledge of any latent or patent defects in the roof, foundations, sprinkler mains, garage, structural, mechanical and HVAC systems and masonry wall in any of the Improvements.

(s) The survey of the Property delivered to Beneficiary in connection with this Deed of Trust has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Property is situated and does not fail to reflect any material matter affecting the Property or the title thereto.

(t) Grantor is the owner of all of the furniture, fixtures and equipment (but not "Inventory", as defined in the Uniform System of Accounts) located on or used in connection with the Property, except for certain capital leases for furniture, fixtures and equipment as required under the Franchise Agreement, if any, and the personal property, subject to the FF&E Financing.

(u) Intentionally omitted.

(v) The "Other Leases" (as defined in the Operating Lease) are in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

(w) There are no termination payments or other damage amounts (as described in Article XVI of the Operating Lease) deferred, accrued or otherwise due and owing by Grantor under the Operating Lease or the Other Leases.

(x) No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

(y) Grantor, and to the best of Grantor's knowledge, after having made diligent inquiry, (a) each Person owning an interest of twenty percent (20%) or more in Grantor and in Grantor's general partner, managing member or manager, as appropriate, (b) each Guarantor, (c) Manager, and (d) each tenant at the Property: (i) is not currently identified on the OFAC List, and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States. Grantor has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

(z) Grantor shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Beneficiary's request from time to time during the term of the Loan, Grantor shall certify in writing to Beneficiary that Grantor's representations, warranties and obligations under subsection (y) above and this subsection (z) remain true and correct and have not been breached. Grantor shall immediately notify Beneficiary in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Grantor has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Grantor shall comply with all Requirements of Law and directives of Governmental Authorities and, at Beneficiary's request, provide to Beneficiary copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Grantor shall also reimburse Beneficiary any expense incurred by Beneficiary in evaluating the effect of such an event on the Loan and Beneficiary's interest in the collateral for the Loan, in obtaining any necessary licenses from Governmental Authorities as may be necessary for Beneficiary to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Beneficiary as the result of the existence of such an event and for any penalties or fines imposed upon Beneficiary as a result thereof.

11. Single Purpose Entity; Authorization

Grantor represents and warrants, and covenants for so long as any obligations secured by this Deed of Trust remain outstanding, as follows:

(a) Grantor does not and will not own any asset or property other than those related to or derived from: (i) the Property; and (ii) personal property necessary for the ownership or operation of the Property.

(b) Grantor does not and will not engage in any business activity unrelated to the Property; other than the ownership, management and operation of the Property, and Grantor will conduct and operate its business in all material respects as presently conducted and operated and will not change the use of the Property.

(c) Grantor will maintain an arms-length relationship with its affiliates and enter into transactions with its affiliates only on a commercially reasonable basis.

(d) Grantor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Debt and trade and operational debt, and other ordinary operating expenses including property management fees, incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances. This prohibition includes any debt secured or to be secured by any of Grantor’s key principal’s, general partner’s or partner’s equity interests in Grantor. Except with Beneficiary's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by the Property. Beneficiary's approval shall be granted or withheld at Beneficiary's sole discretion.

(e) Grantor has not made and will not make any loans or advances to any other person or entity (including any constituent party, Guarantor or any affiliate of Grantor, or any constituent of Guarantor), except in de minimus amounts in the ordinary course of business and of the character of trade or operational expenses, or buy or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities).

(f) Grantor has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, to observe all limited partnership formalities and other organizational formalities, and Grantor will not, nor will Grantor permit any party to amend, alter, change or repeal the partnership certificate, partnership agreement, or other organizational documents, as the case may be, of Grantor or Guarantor in a manner which would adversely affect the Grantor's existence as a single purpose entity.

(g) Grantor will maintain books and records, bank accounts and financial statements, showing its assets and liabilities, separate from any other person or entity, and Grantor and Guarantor will each file or cause to be filed tax returns separate from those of any other entity, will not file a consolidated federal income tax return with any other entity, nor shall it have its assets listed on the financial statement of any other entity. Grantor shall not change the principal place of its business or the jurisdiction of formation without the prior written consent of Beneficiary.

(h) Grantor is and will be, and at all times (i) will hold itself out to the public as a legal entity separate and distinct from any other entity (including any affiliate or constituent party of Grantor or any affiliate or constituent party of Guarantor), (ii) will use and conduct its business in its own name; (iii) will not identify itself as a division of any other person or entity, and (iv) will promptly correct any known misunderstanding regarding its separate entity.

(i) Neither Grantor nor any constituent party will dissolve, liquidate, consolidate, merge or sell all or substantially all of the assets of the Grantor, or take any action that is reasonably likely to cause the Grantor to become insolvent.

(j) Grantor will hold all of its assets in its own name. Grantor will not commingle its funds and other assets with those of any other person or entity, or pledge its assets for the benefit of any other person or entity affiliate or constituent party of Grantor, any affiliate or constituent party of Guarantor, or any other person, except in connection with the Loan from Beneficiary.

(k) Grantor will not guarantee or become obligated for the debts of any other entity or person except for the debt evidenced by the Loan Documents.

(l) Grantor will not hold out its credit as being available to satisfy the obligations of any other person or entity.

(m) Grantor will not acquire the obligations or securities of its affiliates, members, shareholders or partners.

(n) Grantor will pay its own liabilities and expenses only out of its funds.

(o) Grantor will pay the salaries of its own employees, if any, from its own funds.

(p) Grantor will maintain a sufficient number of employees, if any, in light of its contemplated business operations.

(q) Grantor will allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate.

(r) Grantor will use separate stationery, invoices and checks bearing its own name.

(s) Grantor will maintain adequate capital in light of its contemplated business operations.

12. Maintenance of Property

Grantor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the prior written consent of Beneficiary. Grantor shall promptly comply with all laws, orders and ordinances affecting the Property, or the use thereof, subject to Grantor's right to contest the same as provided in this Deed of Trust. Grantor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Section 8 hereof, and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Except as expressly permitted in writing by Beneficiary, Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Grantor will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Beneficiary. Grantor shall not without the prior written consent of Beneficiary: (a) change the use of the Land as currently configured and utilized; (b) permit or suffer to occur any waste on or to the Property or to any portion thereof; or (c) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership. Grantor shall not enter into any license, easement, covenant or other agreement affecting the Property without the prior written consent of Beneficiary.

13. Transfer or Encumbrance of the Property

(a) Grantor acknowledges that Beneficiary has examined and relied on the creditworthiness and experience of Grantor and its general partner, limited partners and beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured by this Deed of Trust, and that Beneficiary will continue to rely on Grantor's interest in the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Grantor acknowledges that Beneficiary has a valid interest in maintaining the value of the Property so as to ensure that, should Grantor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Property. Grantor shall not, without the prior written consent of Beneficiary, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer its interest in the Property or any part thereof, or permit the Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

(b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include: (i) a land contract or other form of installment sales agreement wherein Grantor agrees to sell its interest in the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rents; (iii) if Grantor, Guarantor, or any general partner of Grantor is a corporation, the voluntary or involuntary sale, exchange, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock, in one or a series of transactions by which an aggregate of more than forty-nine percent (49%) of such corporation's stock shall be vested in a party or parties who are not now stockholders; (iv) if Grantor, Guarantor or any general partner or managing member (or if no managing member, any member) of Grantor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, managing partner or joint venturer, or the transfer or pledge of the partnership interest of any general partner, managing partner or joint venturer or any profits or proceeds related thereto or the transfer, pledge, issuance or creation, in one or a series of transactions, of limited partnership interests by which more than forty-nine percent (49%) of such limited partnership interests shall be vested in a party or parties who are not now limited partners; and (v) if Grantor or any general partner or member of Grantor is a limited liability company, (A) the change, removal or resignation of a managing member (or if no managing member, any member) or the transfer of the membership interests or "units" of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interests or "units", or (B) the voluntary or involuntary sale, exchange, conveyance or transfer of membership interests or "units" in such limited liability company, or the creation or issuance of new membership interests or "units" in one or a series of transactions by which an aggregate of more than forty-nine percent (49%) of such company's membership interests or "units" shall be vested in a party or parties who are not now members; provided, however, that such limitation shall not operate to restrict the free transferability of stock in Equity Inns, Inc., a Tennessee corporation or, subject to subsection (iv) above, issuance of limited partnership units in Guarantor. Notwithstanding the foregoing, the following shall not constitute a transfer for purposes of this Section 13: (x) transfer by devise or descent or by operation of law upon the death of a partner of Grantor or of any Guarantor, or (y) a sale or transfer of a partnership interest in Grantor by a current partner to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such partner or to a trust for the benefit of an immediate family member of such partner.

(c) No sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of Grantor’s interest in the Property, shall be permitted during the term of the Loan without Beneficiary's prior written approval. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Grantor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer its interest in the Property without Beneficiary's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer its interest in the Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of Grantor’s interest in the Property.

(d) Beneficiary's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of Grantor’s interest in the Property shall not be deemed to be a waiver of Beneficiary's right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property made in contravention of this Section shall be null and void and of no force or effect.

(e) Grantor agrees to bear and shall pay or reimburse Beneficiary on demand for all expenses (including, without limitation, Beneficiary's out-of-pocket attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

14. Certificates: Affidavits

(a) Within ten (10) days after request by Beneficiary, Grantor shall furnish Beneficiary with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the rate of interest of the Note; (iv) the date on which installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt; and (vi) that the Note, this Deed of Trust and the other Loan Documents are valid, legal and binding obligations of Grantor, which have not been modified or if modified, giving particulars of such modification.

(b) Within ten (10) days after request by Grantor, Beneficiary shall furnish Grantor with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the rate of interest of the Note; (iv) the date on which installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt; and (vi) that the Note, this Deed of Trust and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(c) Within ten (10) days after written request by Beneficiary, Grantor shall furnish Beneficiary with a certificate reaffirming all representations and warranties of Grantor set forth herein and in the other Loan Documents as of the date requested by Beneficiary or, to the extent of any changes to any such representations and warranties, so stating such changes.

(d) Grantor shall deliver to Beneficiary upon request, tenant estoppel certificates from each tenant under a Lease in form and substance as required by such Lease or subordination, non-disturbance and attornment agreement; provided, however, that Grantor shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Beneficiary.

15. Changes in the Laws Regarding Taxation

If any law is enacted, adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Property, Grantor will pay such tax, with interest and penalties thereon, if any. In the event Beneficiary or its counsel determines that the payment of such tax or interest and penalties by Grantor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable.

16. No Credits on Account of the Debt

Grantor will not claim, demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by written notice of not less than one hundred eighty (180) days, to declare the Debt immediately due and payable.

17. Documentary Stamps

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or shall impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

18. Controlling Agreement

It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Deed of Trust and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Beneficiary's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

19. Books and Records

Grantor will maintain full and accurate books of accounts and other records reflecting the operations of the Property. Within forty-five (45) days after the end of each calendar month until such time as the Loan is sold into a securitization, and through the end of a calendar quarter if the Loan is sold into a securitization in the first or second month of a calendar quarter, Grantor shall furnish, or cause to be furnished to Beneficiary the following items, each certified by a senior financial officer of Grantor (or as to those statements prepared by Tenant, by an officer of Tenant) as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with the Uniform System of Accounts and generally accepted accounting principles, consistently applied: (a) a written occupancy statement dated as of the last day of the most recently ended calendar month identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) monthly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Property, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); (c) a written statement dated as of the last day of the most recently ended month showing the percentage of hotel or motel rooms rented and occupied during such month and the average daily room rate charged during such month. Grantor will provide a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such periods; and (d) a detailed list of capital expenditures for the calendar month just ended; and (e) any reports, franchise reports, certificates, budgets, business plan, capital expenditures plan of financial statements to the extent delivered by Tenant to Grantor pursuant to the Operating Lease.

After the loan is sold into a securitization, within sixty (60) days after the end of each calendar quarter (calendar quarters run as follows: January through March; April through June; July through September; and October through December), Grantor shall furnish, or cause to be furnished to Beneficiary the following items, each certified by a senior financial officer of Grantor (or as to those statements prepared by Tenant, by an officer of Tenant) as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with Uniform System of Accounts and generally accepted accounting principles, consistently applied: (a) a written occupancy statement, if applicable, dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) quarterly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Property, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); (c) a written statement dated as of the last day of the most recently ended quarter showing the percentage of hotel or motel rooms rented and occupied during such month and the average daily room rate charged during such month. Grantor will provide a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such periods; and (d) a detailed list of capital expenditures for the calendar quarter just ended; and (e) any reports, franchise reports, certificates, budgets, business plan, capital expenditures plan or financial statements to the extent delivered by Tenant to Grantor pursuant to the Operating Lease.

Within ninety (90) days after the end of each calendar year, Grantor shall furnish, a statement of the financial affairs and condition of the Property (which operating information shall include the Improvements), including a statement of profit and loss statement (including a comparison of the budgeted income and expenses to the actual income and expenses) and a balance sheet for the Property (and the Grantor) for the immediately preceding calendar year, prepared by Grantor or Tenant, as applicable.

Grantor shall deliver to Beneficiary on or before December 31 of any calendar year an operating budget for the next succeeding year, a capital budget for the next succeeding year, and a management plan for the Property for the next succeeding calendar year, all in such detail as Beneficiary may reasonably request. Grantor shall promptly after receipt deliver to Beneficiary copies of all quality inspection reports or similar reports or inspection results that are delivered to it by the Manager.

At any time and from time to time Grantor shall deliver to Beneficiary or its agents such other financial data as Beneficiary or its agents shall reasonably request with respect to Grantor and the ownership, maintenance, use and operation (and, if applicable, conversion and construction) of the Property. All information required to be furnished to Beneficiary pursuant to this Section shall be on the form provided by Beneficiary (which form shall accompany Beneficiary's request).

20. Performance of Other Agreements

(a) Grantor shall observe and perform each and every term to be observed or performed by Grantor pursuant to the terms of any agreement or instrument affecting or pertaining to the Property or title to the Property for the full use and enjoyment (including without limitation, covenants, conditions and restrictions, easement agreements, access agreements and the like) and excluding the Operating Lease (the "Operating Agreements"). Upon written request by Beneficiary, Grantor shall deliver to Beneficiary estoppel certificates from each party to the Operating Agreements in form and substance satisfactory to Beneficiary; provided, however, that Grantor shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Beneficiary.

(b) Grantor will not surrender its interests under the Operating Agreements or terminate, cancel, modify, change, supplement, alter or amend the Operating Agreements orally or in writing without the express written consent of Beneficiary, and any such termination, cancellation, modification, change, supplement, alteration or amendment of the Operating Agreements without the prior written consent thereto of Beneficiary shall be void and of no force or effect. No release or forbearance of any of Grantor's obligations under the Operating Agreements, pursuant to the Operating Agreements or otherwise, shall release Grantor from any of its obligations under this Deed of Trust, including its obligations with respect to the payment of all sums as provided for in the Operating Agreements and the performance of all of the terms, conditions and agreements contained in the Operating Agreements to be kept, performed and complied with by the Grantor therein.

(c) Grantor shall observe and perform each and every term to be observed or performed by Grantor pursuant to the terms of the Operating Agreements and shall:

(i) diligently proceed to cure any default and satisfy any demand made upon it pursuant to the Operating Agreements;

(ii)  promptly notify Beneficiary in writing of any default notice received by Grantor under the Operating Agreements and provide Beneficiary with copies of any notices delivered in connection therewith;

(iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the other party under the Operating Agreements; and

(iv) grant Beneficiary the right, but Beneficiary shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Operating Agreements on the part of Grantor to be performed or observed to be promptly performed or observed on behalf of Grantor, to the end that the rights of Grantor in, to and under said Operating Agreements shall be kept free from default.

21. Further Assurances

(a) Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust. Grantor, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Beneficiary in the Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including, without limitation, such rights and remedies available to Beneficiary pursuant to this Section; provided, however, that so long as Grantor is in compliance with the terms and conditions of this Deed of Trust, Beneficiary will first seek Grantor's assistance in exercising and perfecting such rights and remedies.

(b) Grantor acknowledges that Beneficiary intends to sell the loan evidenced by the Note and the Loan Documents to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage-Backed, Pass--Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). The Securities may be rated by one or more national rating agencies. Grantor acknowledges and agrees that Beneficiary may, at any time, sell, transfer or assign the Note, this Deed of Trust and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue Mortgage-Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. In this regard, Grantor agrees to make available to Beneficiary all information concerning its business and operations which Beneficiary reasonably requests. Beneficiary may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities. Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities or any credit rating agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to Grantor and the Property, whether furnished by Grantor or otherwise, as Beneficiary determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loan. Grantor shall furnish and hereby consents to Beneficiary furnishing to such Investors or such prospective Investors any and all information concerning Grantor and the Property as may be reasonably requested by Beneficiary, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. It is understood that the information provided by Grantor to Beneficiary may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to Investors and prospective Investors. Beneficiary and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Grantor. Beneficiary, at its sole option, may also elect to split the Loan into two or more loans, each secured by liens on the Property, and sell, assign, pledge or otherwise hypothecate one or more of such loans to third parties. Grantor shall reasonably cooperate in all such efforts by executing and delivering all such documents, certificates, instruments and other things to evidence or confirm Grantor's obligations hereunder, and in no such event shall the Debt or Grantor's obligations hereunder be increased as a result thereof. Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Beneficiary's request, Grantor shall provide a reasonably customary estoppel certificate to the Investor or any prospective Investor.

22. Recording of Deed of Trust

Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest thereof upon, and the interest of Beneficiary in, the Property. Grantor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any mortgage supplemental thereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any mortgage supplemental thereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law so to do. GRANTOR SHALL HOLD HARMLESS AND INDEMNIFY BENEFICIARY, ITS SUCCESSORS AND ASSIGNS, AGAINST ANY LIABILITY INCURRED BY REASON OF THE IMPOSITION OF ANY TAX ON THE MAKING AND RECORDING OF THIS DEED OF TRUST.

23. Reporting Requirements

Grantor agrees to give prompt written notice to Beneficiary of the insolvency or bankruptcy filing of Grantor or any partner thereof, or the insolvency or bankruptcy filing of Guarantor.

24. Events of Default

The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

(a) if any regularly scheduled monthly payment of principal or interest due on the Note, is not paid prior to the fifth (5th) day after the date such payment is due, or if the entire Debt is not paid on or before the Maturity Date;

(b) if any other monetary sum (other than as specified in Section 24(a) and including, without limitation, any required deposit into any of the other Accounts) is not paid prior to the fifth (5th) day following written notice from Beneficiary to Grantor that such sum is due;

(c) subject to Grantor's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when due and payable;

(d) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Beneficiary upon written request;

(e) if Grantor transfers or encumbers any portion of the Property in a manner inconsistent with the terms of this Deed of Trust;

(f) if any representation or warranty of Grantor, or of Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Beneficiary shall have been false or misleading in any material respect when made;

(g) if Grantor or Guarantor shall make an assignment for the benefit of creditors, or if Grantor shall generally not be paying its debts as they become due;

(h) if a receiver, liquidator or trustee of Grantor or of Guarantor shall be appointed, or if Grantor or Guarantor shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Grantor or Guarantor or if any proceeding for the dissolution or liquidation of Grantor or of Guarantor shall be instituted; provided, however, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Grantor or Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within ninety (90) days;

(i) if Grantor shall be in default under any other mortgage or security agreement covering any part of the Property, whether it be superior or junior in lien to this Deed of Trust;

(j) subject to Grantor's right to contest as provided herein, if the Property becomes subject to any mechanic's, materialman's, water, sewer, vault or other lien or encumbrance except a lien or encumbrance which is not insured over, bonded or discharged to Beneficiary's satisfaction within thirty (30) days, for local real estate taxes and assessments not then due and payable;

(k) if Grantor fails to cure promptly any violations of laws, ordinances or regulations affecting the Property or pertaining to its use or operation;

(l) except as permitted in this Deed of Trust, (i) the actual or threatened alteration, improvement, demolition or removal of any of the Improvements or (ii) the development, subdividing, leasing or selling of, or construction on, that portion of the Property not necessary for the operation of the Improvements, if any, or the leasing or licensing of portions of the Property for telecommunications and related facilities, billboards or other uses (as more particularly set forth in Article VII of the Operating Lease) without the prior written consent of Beneficiary;

(m) if there shall occur any damage to the Property in any manner which is not covered by insurance solely as a result of Grantor's failure to maintain insurance required in accordance with this Deed of Trust;

(n) if without Beneficiary's prior written consent, not to be unreasonably withheld, conditioned or delayed: (i) the manager under the Management Agreement (or any succeeding management agreement) resigns or is removed and is not replaced with a manager approved in writing by Beneficiary within thirty (30) days (provided, however, Beneficiary shall have the right to pre-approve potential substitute managers, as proposed by Grantor, in Beneficiary’s sole, but reasonable discretion); or (ii) there is a termination or expiration of the Management Agreement (or any succeeding management agreement). Notwithstanding the foregoing, Beneficiary hereby approves the following as replacement managers (the "Replacement Managers"); provided, however, (i) the replacement management agreement must provide for base management fees in an amount not to exceed five percent (5%) of gross revenues generated by the Property, including incentive management fees and all other fees; and (ii) the Replacement Manager must execute a subordination agreement with Beneficiary, in form and content acceptable to Beneficiary, in Beneficiary’s sole, but reasonable, discretion:

Innkeepers Hospitality;
Hostmark Hospitality;
Crestline Capital;
Promus Hotels, Inc.;
Waterford Hotel Group;
McKibbon Hotel Management Inc;
Crossroads Hospitality Company, L.L.C
Interstate Hotels and Resorts;
Hilton Hotels
Marriott Hotels
Starwood Hotels
First Hospitality
MMI Hotel Group
Maximum Hotels
Huntington Hotels
Hyatt Corporation
Gateway Hospitality
Greenpark Management
Wright Hospitality Management
Paramount Hospitality Management

Notwithstanding any provision contained herein to the contrary, upon a transfer or sale of the Property in accordance with Section 13 hereof, any replacement manager shall be subject in all respects to the review, approval and prior written consent of Beneficiary; and the foregoing list of pre-approved Replacement Managers, which is intended solely for the benefit of Grantor, shall not apply.

(o) unless Grantor or ENN has entered into an acceptable Substitute Franchise Agreement, without Beneficiary's prior written consent, there is a material change in, termination, failure to renew, expiration or cancellation of the Franchise Agreement, or if the Property is operated under the name of any hotel chain or system other than “Hampton Inn”;

(p)  if without Beneficiary’s prior written consent, there is an amendment, termination or surrender of the Operating Lease;

(q) if Grantor or Guarantor shall be in default beyond any applicable notice and cure period under any term, covenant, or condition of this Deed of Trust or any of the other Loan Documents; and

(r) if for more than thirty (30) days after receipt of written notice from Beneficiary, Grantor shall continue to be in default under any term, covenant, or condition of the Loan Documents other than as specified in any of subsections of this Section; provided, however, that if the cure of any such default cannot reasonably be effected within such thirty (30) day period and Grantor shall have promptly and diligently commenced to cure such default within such thirty (30) day period, then the period to cure shall be deemed extended for up to an additional sixty (60) days (for a total of ninety (90) days from Beneficiary's default notice) so long as Grantor diligently and continuously proceeds to cure such default to Beneficiary's satisfaction.

25. Late Payment Charge: Servicing Fees

If any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due (other than when the entire Debt is due on the Maturity Date or earlier accelerated maturity date) Grantor shall pay to Beneficiary upon demand an amount equal to the lesser of: (i) the maximum amount permitted by applicable law, and (ii) five percent (5%) of such overdue portion of the Debt, to defray the expense incurred by Beneficiary in handling and processing such delinquent payment and to compensate Beneficiary for the loss of the use of such delinquent payment, and such amount shall be secured by this Deed of Trust and the other Loan Documents.

26. Right to Cure Defaults

Upon the occurrence of any Event of Default or if Grantor fails to make any payment or to do any act as herein provided, Beneficiary may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, take such action as Beneficiary may deem necessary to protect its security for the Loan. Beneficiary is authorized to enter upon the Property for such purposes or to appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including Beneficiary's attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

27. Remedies

(a) Upon the occurrence of any Event of Default or if Grantor fails to make any payment or to do any action as herein provided, Beneficiary may take such action without any obligation to do so and notice or demand, except for any notice which may not be waived pursuant to applicable law or which is expressly provided for herein, and without releasing Grantor from any obligation hereunder, as Beneficiary deems advisable to protect and enforce its rights against Grantor in and to the Property including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i)	declare the entire Debt to be immediately due and payable;

(ii) institute judicial proceedings or nonjudicial proceedings, by notice and advertisement to the extent required by law, for the complete foreclosure of this Deed of Trust in which case the Property or any interest therein may be sold for cash, upon credit or otherwise in one or more parcels or in several interests or portions and in any order or manner;

(iii) sell in accordance with applicable statutes, for cash, upon credit or otherwise the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents;

(v) subject to any limitation imposed by applicable statutes, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust or the other Loan Documents;

(vi) apply for the appointment of a trustee, receiver, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Grantor, Guarantor or of any person, firm or other entity liable for the payment of the Debt;

(vii) revoke the license granted to Grantor to collect the Rents and other sums due under the leases and enforce Beneficiary's interest in the leases and Rents and enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may to the maximum extent permitted, or not restricted, under applicable law: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents, earnings, revenues, and other income of the Property and every part thereof; and (E) apply the receipts from the Property to the payment of the Debt, after deducting therefrom all expenses (including Beneficiary's attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of Beneficiary or its counsel, agents and employees; and (F) exercise all other rights and remedies available to Beneficiary;

(viii) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including the right to establish a lock box for all Rents and other receivables of Grantor relating to the Property; and

(ix) exercise any and all rights afforded to Beneficiary under the Operating Lease Estoppel, including, without limitation, the right to cause Tenant to pay an and all sums due and owing to Grantor directly to Beneficiary.

In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Deed of Trust shall continue as a lien on the remaining portion of the Property, except as otherwise provided by any applicable provision of law.

(b) The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Beneficiary under this Deed of Trust or the other Loan Documents, whether under the provisions of this Section or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as required by applicable law, otherwise by Beneficiary in its sole discretion shall deem proper.

(c) Except as otherwise provided by any applicable provision of law, Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales or as otherwise required by applicable statute; and, Beneficiary, without further notice or publication, may make such sale at the time and place to which such sale shall be so adjourned.

(d) Upon the completion of any sale or sales pursuant hereto, other than pursuant to the power of sale provided for herein, an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor, to act in its name and stead (such power of attorney being coupled with an interest, and irrevocable), to make all necessary conveyances (other than deeds of real property upon foreclosure), assignments, transfers and deliveries of the Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and, upon expiration of the applicable redemption period, shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

(e) Upon any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make a settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust, in accordance with applicable statutes.

(f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Property or upon any other property of Grantor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

(g) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

(h) Beneficiary may resort to any remedies and the security given by the Note, this Deed of Trust or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Deed of Trust or the other Loan Documents. The failure of Beneficiary to exercise any right, remedy or option provided in the Note, this Deed of Trust or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Deed of Trust or the other Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor, or Grantor's liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Grantor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Property or the liability of Grantor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated.

(i) The interests and rights of Beneficiary under the Note, this Deed of Trust or the other Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

(j) Grantor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations under any of the Loan Documents.

28. Right of Entry

Beneficiary and its agents shall have the right to enter and inspect the Property during normal business hours upon reasonable notice.

29. Security Agreement

This Deed of Trust is a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Deed of Trust, Grantor has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (such portion of the Property so subject to the Uniform Commercial Code being called in this Section the "Collateral"). Grantor represents, warrants and covenants that it has not previously granted, and it shall not in the future grant, any security interests under Article 9 of the Uniform Commercial Code in any of the Collateral. Grantor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may from time to time reasonably consider necessary to create, perfect or preserve Beneficiary's security interest herein granted. This Deed of Trust shall also be effective as a financing statement covering any other property and may be filed in any other appropriate filing or recording office. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Property are or are to become fixtures. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code including, without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Grantor shall at its expense assemble the Collateral and make it available to Beneficiary at the Land. Grantor shall pay to Beneficiary on demand any and all expenses, including Beneficiary's attorneys' fees, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its discretion shall deem proper. In the event of any change in name, identity or structure of any Grantor, such Grantor shall notify Beneficiary thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Grantor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Grantor's obligations under the Note, this Deed of Trust and the other Loan Documents. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust.

30. Actions and Proceedings

Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Property. Beneficiary shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

31. Waiver of Setoff and Counterclaim

All amounts due under this Deed of Trust, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Grantor hereby waives the right to assert a counterclaim (other than compulsory counterclaims) in any action or proceeding brought against it by Beneficiary, or arising out of or in any way connected with this Deed of Trust, the Note, any of the other Loan Documents, or the Debt.

32. Contest of Certain Claims

Notwithstanding the provisions of Sections 5 and 24(c) and (j) hereof, Grantor shall not be in default for failure to pay or discharge Taxes, Other Charges or a mechanic's or materialman's lien asserted against the Property if, and so long as: (a) Grantor shall have notified Beneficiary of such nonpayment and the reasons therefor within ten (10) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest such Taxes, Other Charges or lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of the Property or any part thereof, in satisfaction thereof; (c) if requested by Beneficiary because such contest reasonably could impair Beneficiary's collateral, then Grantor shall have furnished to Beneficiary affirmative title coverage satisfactory to Beneficiary, a cash deposit, or an indemnity bond satisfactory to Beneficiary with a surety satisfactory to Beneficiary, in the amount of the Taxes, other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (d) Grantor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property. Notwithstanding the foregoing, Grantor shall immediately upon request of Beneficiary pay (and if Grantor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Beneficiary, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Beneficiary may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Beneficiary, the entitlement of such claimant is established.

33. Recovery of Sums Required to Be Paid

Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as they become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

34. Marshaling and Other Matters

Grantor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement laws now or hereafter in force, and all rights of marshaling in the event of any sale hereunder of the Property or any part thereof or any interest therein.

35. Hazardous Substances

Grantor hereby represents and warrants to Beneficiary that, to the best of Grantor's knowledge, after due inquiry and investigation, except as set forth in the Phase I Environmental Site Assessment (EBI Project #11063582) dated August 4, 2006 prepared by EBI Consulting (the "Phase I"): (a) the Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation or common law pertaining to or imposing liability or standards of conduct concerning the protection of human health, environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any state super-lien and environmental clean-up statutes (collectively, "Environmental Laws"); (b) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated substances, Toxic Mold, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws, including, without limitation, Asbestos (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been, prior to Grantor's acquisition of the Property, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Property other than in compliance with all Environmental Laws; and (d) no underground storage tanks exist on any of the Property. So long as Grantor owns or is in possession of the Property, Grantor shall keep or cause the Property to be kept free from Hazardous Substances (other than de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Property as a hotel or motel and which are stored and disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify Beneficiary if Grantor shall become aware of any Hazardous Substances on the Property and/or if Grantor shall become aware that the Property is in direct or indirect violation of any Environmental Laws and Grantor shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after Grantor becomes aware of such Hazardous Substances or such violations, at Grantor's sole expense. Nothing herein shall prevent Grantor from recovering such expenses from any other party that may be liable for such removal or cure. Upon Beneficiary's request, at any time and from time to time while this Deed of Trust is in effect (but in no event more frequently than when specific facts and circumstances reasonably dictate, or otherwise at Beneficiary's election but at Beneficiary's expense), Grantor shall provide at Grantor's sole expense, an inspection or audit of the Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Beneficiary indicating the presence or absence of Hazardous Substances on the Property. If Grantor fails to provide such inspection or audit within thirty (30) days after such request, Beneficiary may order such inspection or audit, and Grantor hereby grants to Beneficiary and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Grantor and added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Grantor under this Section shall survive any termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies thereunder including, without limitation, the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure for acts or events occurring or obligations arising prior to foreclosure or other transfer of title from Grantor.

36. Asbestos

(a) Grantor represents and warrants that, except as set forth in the Phase I, after due inquiry and investigation, no asbestos or any substance containing asbestos (collectively, "Asbestos") is located on the Property. Grantor shall not install in the Property, nor permit to be installed in the Property, Asbestos, and shall remove, encapsulate or adopt an O&M Plan (as defined below) in accordance with applicable law and with regard to any Asbestos promptly upon discovery to the satisfaction of Beneficiary, at Grantor's sole expense. Upon Beneficiary's reasonable request, upon Beneficiary's reason to believe asbestos is present at the Property or upon an Event of Default, Grantor shall provide, at Grantor's sole expense, an inspection or audit of the Property prepared by an engineering or consulting firm approved by Beneficiary, indicating the presence or absence of Asbestos on the Property. If Grantor fails to provide such inspection or audit within thirty (30) days after such request, Beneficiary may order such inspection or audit. The cost of such inspection or audit shall be paid by Grantor and added to the principal balance of the sums due under the Note and this Deed of Trust, and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Grantor under this Section shall survive any termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies thereunder, including, but not limited to, the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure for acts or events occurring or obligations arising prior to or upon the date of this Deed of Trust, whether or not such acts, events or obligations are, as of the date of this Deed of Trust, known or ascertainable.

(b) Grantor shall, subject to Beneficiary's reasonable approval, develop an operations and maintenance plan for the Property with respect to the presence of Asbestos in the Improvements (the "O&M Plan"). Grantor shall comply in all respects with the terms and conditions of the O&M Plan. Unless required by Environmental Laws, Grantor shall not modify or amend the O&M Plan without Beneficiary's prior written consent, not to be unreasonably withheld, conditioned or delayed.

(c) Grantor shall not remove, disturb, encapsulate or otherwise remediate the Asbestos in the Improvements except in compliance with the O&M Plan and all Environmental Laws. If Grantor makes any alterations or modifications to the Improvements that would disturb or expose any Asbestos in the Improvements or cause any of such Asbestos to become friable, Grantor shall remove or encapsulate such Asbestos in compliance with all applicable Environmental Laws before allowing occupancy of such space or opening such space to the public.

37. Environmental Monitoring

Grantor shall give prompt written notice to Beneficiary of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about the Property; (b) all claims made or threatened by any third party against Grantor or the Property relating to any loss or injury resulting from any Hazardous Substance; and (c) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Grantor shall permit Beneficiary to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Grantor shall pay all attorneys' fees incurred by Beneficiary in connection therewith. In the event that any environmental site assessment report prepared for the Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Grantor shall cause such operations and maintenance plan to be prepared and implemented at Grantor's expense upon request of Beneficiary and in accordance with the recommendation. In the event that any inspection, assessment, investigation, site monitoring, containment, cleanup, removal, restoration, corrective action or other work of any kind to prevent, cure or mitigate any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or which is reasonably necessary or desirable under an applicable Environmental Law ("Remedial Work") is recommended, Grantor shall, at its sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Beneficiary for performance thereof (or such shorter period of time as may be required under applicable law).

38. Management of the Property

Grantor further covenants and agrees with Beneficiary as follows, all to the extent Grantor has the ability, under the Operating Lease, other contract or otherwise, to control, direct or affect any of the following:

(a) Grantor shall cause the hotel located on the Property to be operated pursuant to the Management Agreement and the Franchise Agreement.

(b) Grantor shall:

(i) cause all sums required to be paid by Tenant under the Management Agreement and the Franchise Agreement to be paid and Tenant's performance and observance of all of the material covenants and agreements required to be performed and observed by it under the Management Agreement and the Franchise Agreement;

(ii) promptly notify Beneficiary in writing of any default under the Management Agreement or Franchise Agreement of which it is aware and provide Beneficiary with copies of any notices delivered by Grantor in connection therewith;

(iii) promptly deliver to Beneficiary a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement or the Franchise Agreement;

(iv) cause Tenant to promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by Manager under the Management Agreement and Franchisor under the Franchise Agreement;

(v) assign to Beneficiary any right it may have to modify the Management Agreement or the Franchise Agreement;

(vi) grant Beneficiary the right, but Beneficiary shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement or Management Agreement on the part of Grantor to be performed or observed to be promptly performed or observed on behalf of Grantor, to the end that the rights of Grantor in, to and under the Franchise Agreement or Management Agreement shall be kept unimpaired and free from default;

(vii) use its reasonable efforts to obtain, from time to time, from Manager or Franchisor such certificates of estoppel with respect to compliance by Tenant with the terms of the Management Agreement or Franchise Agreement, respectively, as may be requested by Beneficiary;

(vii) exercise each individual option, if any, or cause Tenant to exercise each individual option, if any, to extend or renew the term of the Management Agreement or the Franchise Agreement upon demand by Beneficiary made at any time within one year of the last day upon which any such option may be exercised, and Grantor hereby expressly authorizes and appoints Beneficiary its attorney-in-fact to exercise any such option in the name of and upon behalf of Grantor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest; provided, however, that so long as no Event of Default exists hereunder or under any of the Loan Documents, Beneficiary shall not be entitled to exercise the foregoing appointment; and

(viii) promptly notify Beneficiary in writing and provide Beneficiary with copies of any material notices delivered to Grantor or of which Grantor becomes aware, including, without limitation, any notice of violation of any laws, regulations, or ordinances or other notice from any governmental or quasi-governmental authority, or any notice of default under the Leases, the Management Agreement or the Franchise Agreement or any other document or agreement relating to the Property, which contain information that, if true, might materially adversely affect the value, use or operation of the Property.

(c) Grantor shall not or permit Tenant to, without Beneficiary's prior written consent: (i) surrender, terminate or cancel the Management Agreement or the Franchise Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement or the Franchise Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement or the Franchise Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement or the Franchise Agreement in any material respect; or (v) operate the Property under the name of any hotel chain or system other than the Hampton Inn brand.

(d) Grantor shall not, without Beneficiary's prior written consent, not to be unreasonably withheld, conditioned or delayed, enter into transactions with any affiliate including, without limitation, any arrangement providing for the management of the hotel on the Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Grantor if the monetary or business consideration arising therefrom would be substantially as advantageous to Grantor as the monetary or business consideration which Beneficiary would obtain in a comparable transaction with a person not an affiliate of Grantor, it being understood and acknowledged by Beneficiary that the Operating Lease and the Management Agreement, as they currently exist, have been and is consented to and approved by Beneficiary.

(e) Grantor irrevocably authorizes and directs Manager to deliver to Beneficiary: (i) all operating information concerning the Property submitted by Tenant to Manager; (ii) the written results of all quality assurance inspections of the Property performed by Manager; and (iii) such other information in the possession of Manager, that Beneficiary or Beneficiary's agents may reasonably request, from time to time regarding management or operation of the Property not included in the reports referred to above.

(f) To the extent commercially reasonable, Grantor shall, or shall cause Tenant to, observe and perform each and every term to be observed or performed by Grantor or Tenant pursuant to the terms of any and all other material agreements to which Grantor now is or hereafter becomes a party involving, relating to or otherwise concerning the sale of food and beverages (including, without limitation, alcoholic beverages) at the Property. Additionally, Grantor shall or shall cause Tenant to:

(i) diligently proceed to cure any default by Grantor or Tenant under any such agreement, subject to any rights of contest;

(ii)  promptly notify Beneficiary in writing of any default of which it becomes aware under any such agreement and provide Beneficiary with copies of any notices of default delivered in connection therewith;

(iii) promptly enforce, to the extent commercially reasonable, the performance and observance of all of the covenants and agreements required to be performed and/or observed by any other party under any such agreements; and

(iv) subject to any rights of contest, grant Beneficiary the right (but Beneficiary shall be under no obligation), upon failure of Grantor or Tenant to do so, to pay any sums and to perform any act or take any action as may be necessary to cause all the terms, covenants and conditions of any such agreement on the part of Grantor or Tenant to be performed or observed to be promptly performed or observed on behalf of Grantor, to the end that the rights of Grantor or Tenant in, to and under any such agreement shall be kept unimpaired and free from default.

39. Handicapped Access

(a) Grantor agrees that the Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

(b) Notwithstanding any provisions set forth herein or in any other document regarding Beneficiary's approval of alterations of the Property, Grantor shall not alter the Property in any manner which would increase Grantor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Beneficiary. The foregoing shall apply to tenant improvements constructed by Grantor or by any of its tenants. Beneficiary may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Beneficiary.

(c) Grantor agrees to give prompt written notice to Beneficiary of the receipt by Grantor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

40. ERISA

(a) Grantor covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Beneficiary of any of its rights under the Note, this Deed of Trust, and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended ("ERISA").

(b) Grantor further covenants and agrees to deliver to Beneficiary such certifications or other evidence from time to time throughout the term of this Deed of Trust, as requested by Beneficiary in its sole discretion, that: (i) Grantor is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Grantor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Grantor are publicly offered securities, within the meaning of 29 C.F.R. 2510.3-101 (b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Grantor are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3-l O l(f)(2); or

(C) Grantor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

41. Indemnification

IN ADDITION TO ANY OTHER INDEMNIFICATIONS PROVIDED HEREIN, IN THE LEASE ASSIGNMENT, THE ENVIRONMENTAL AGREEMENT OR IN THE OTHER LOAN DOCUMENTS, GRANTOR AND GUARANTOR SHALL PROTECT, DEFEND, INDEMNIFY AND SAVE HARMLESS BENEFICIARY FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, CAUSES OF ACTION, LOSSES, FINES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, OUT-OF-POCKET ATTORNEYS' FEES AND EXPENSES), IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST BENEFICIARY (EXCEPT DUE TO BENEFICIARY'S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT) BY REASON OF: (A) OWNERSHIP OF THIS DEED OF TRUST, THE PROPERTY OR ANY INTEREST THEREIN OR RECEIPT OF ANY RENTS; (B) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (C) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF OR ON ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (D) ANY FAILURE ON THE PART OF GRANTOR OR GUARANTOR TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS DEED OF TRUST; (E) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE PROPERTY OR ANY PART THEREOF; (F) THE PRESENCE, DISPOSAL, ESCAPE, SEEPAGE, LEAKAGE, SPILLAGE, DISCHARGE, EMISSION, RELEASE, OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCE OR ASBESTOS ON, FROM, OR AFFECTING THE PROPERTY OR ANY OTHER PROPERTY; (G) ANY PERSONAL INJURY (INCLUDING WRONGFUL DEATH) OR PROPERTY DAMAGE (REAL OR PERSONAL) ARISING OUT OF OR RELATED TO SUCH HAZARDOUS SUBSTANCE OR ASBESTOS; (H) ANY LAWSUIT BROUGHT OR THREATENED, SETTLEMENT REACHED, OR GOVERNMENT ORDER RELATING TO SUCH HAZARDOUS SUBSTANCE OR ASBESTOS; (I) ANY VIOLATION OF THE ENVIRONMENTAL LAWS, WHICH ARE BASED UPON OR IN ANY WAY RELATED TO SUCH HAZARDOUS SUBSTANCE OR ASBESTOS INCLUDING, WITHOUT LIMITATION, THE COSTS AND EXPENSES OF ANY REMEDIAL ACTION, OUT-OF-POCKET ATTORNEYS’ AND CONSULTANTS’ FEES, INVESTIGATION AND LABORATORY FEES, COURT COSTS, AND LITIGATION EXPENSES; (J) ANY FAILURE OF THE PROPERTY TO COMPLY WITH ANY ACCESS LAWS; (K) ANY REPRESENTATION OR WARRANTY MADE IN THE NOTE, THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS BEING FALSE OR MISLEADING IN ANY RESPECT AS OF THE DATE SUCH REPRESENTATION OR WARRANTY WAS MADE; (L) ANY CLAIM BY BROKERS, FINDERS OR SIMILAR PERSONS CLAIMING TO BE ENTITLED TO A COMMISSION IN CONNECTION WITH ANY LEASE OR OTHER TRANSACTION INVOLVING THE PROPERTY OR ANY PART THEREOF UNDER ANY LEGAL REQUIREMENT OR ANY LIABILITY ASSERTED AGAINST BENEFICIARY WITH RESPECT THERETO; (M) THE CLAIMS OF ANY TENANT OR ANY OTHER LESSEE OF ALL OR ANY PORTION OF THE PROPERTY OR ANY PERSON ACTING THROUGH OR UNDER ANY LESSEE OR OTHERWISE ARISING UNDER OR AS A CONSEQUENCE OF ANY LEASE; AND (N) CLAIMS OF ANY PERSONS ARISING UNDER OR AS A CONSEQUENCE OF THE OPERATING AGREEMENTS. ANY AMOUNTS PAYABLE TO BENEFICIARY BY REASON OF THE APPLICATION OF THIS SECTION SHALL BE IMMEDIATELY DUE AND PAYABLE, SHALL BE SECURED BY THIS DEED OF TRUST AND SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE LOSS OR DAMAGE IS SUSTAINED BY BENEFICIARY UNTIL PAID. THE OBLIGATIONS AND LIABILITIES OF GRANTOR AND GUARANTOR UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION, SATISFACTION OR ASSIGNMENT OF THIS DEED OF TRUST OR THE ENTRY OF A JUDGMENT OF FORECLOSURE, SALE OF THE PROPERTY BY NONJUDICIAL FORECLOSURE SALE, OR DELIVERY OF A CONVEYANCE IN LIEU OF FORECLOSURE, BUT SHALL CONTINUE TO BE SUBJECT TO THE LIMITATIONS ON RECOURSE SET FORTH IN SECTION 42 BELOW, TO THE EXTENT APPLICABLE, WHICH SHALL ALSO SURVIVE.

42. Recourse and Indemnification

(a) Subject to the qualifications and exceptions set forth in Section 8 of the Note and the qualifications and exceptions set forth in the Guaranty, neither Grantor nor Guarantor shall be personally liable either at law or in equity for the repayment of the Debt or the failure of performance of any other contained in the Deed of Trust or the other Loan Documents and Beneficiary will satisfy any judgments, orders or decrees on account of the failure to repay such Debt and/or the failure to perform any such obligation, from the Property and any other real or personal property, tangible or intangible, as Grantor, Guarantor or any other entity shall have pledged or assigned to secure the Note by any of the Loan Documents, except that Beneficiary may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Beneficiary to enforce and realize upon the Note, the Deed of Trust, the other Loan Documents, and the interests in the Property and any other collateral given to Beneficiary pursuant to the Deed of Trust and the other Loan Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Grantor only to the extent of Grantor's interest in the Property and in any other collateral given to Beneficiary. Beneficiary, by accepting the Note, the Deed of Trust and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Grantor in any such action or proceeding, under, by reason of or in connection with the Deed of Trust, the other Loan Documents or the Note. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Deed of Trust or the other Loan Documents or the Note; (ii) impair the right of Beneficiary to name Grantor as a party defendant in any action or suit for foreclosure and sale under the Deed of Trust; (iii) affect the validity or enforceability of any guaranty or indemnity made in connection with the Deed of Trust or the other Loan Documents; (iv) impair the right of Beneficiary to obtain the appointment of a receiver; (v) impair the right of Beneficiary to bring suit with respect to fraud or misrepresentation by Grantor or any other person or entity in connection with the Deed of Trust or the other Loan Documents; (vi) affect the validity or enforceability of the Loan Documents; or (vii) affect the ability or right of Beneficiary to sue any Guarantor for those matters addressed in the Guaranty and/or sue Grantor for any of those matters addressed in Section 8 of the Note.

(b) Nothing herein shall be deemed to be a waiver of any right which Beneficiary may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Deed of Trust or to require that all collateral shall continue to secure all of the debt owing to Beneficiary in accordance with the Note, the Deed of Trust and the other Loan Documents.

43. Notice

Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, or on the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, at the addresses set forth below, of the party to whom such notice is to be given, or to such other address or additional party as Grantor, Guarantor or Beneficiary, as the case may be, shall in like manner designate in writing:

Grantor:    Company Subsidiary, a
Tennessee limited partnership
c/o Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, Tennessee 38138
Attn: President

With a copy to:   Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, Tennessee 38138
Attn: Michelle Chatfield, Esq.

And with a copy of any
notice of default hereunder to: Company Subsidiary,
a Delaware limited liability company
c/o Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, Tennessee 38138

Beneficiary:    Capmark Bank
6955 Union Park Center
Suite 330
Midvale, Utah 84047
Attention: President
Loan No. 01-1054558

Copies to:    Capmark Finance Inc.
200 Witmer Road
Horsham, Pennsylvania 19044
Attention: Servicing- Executive Vice President

and:     Capmark Finance Inc.
1600 Tysons Boulevard, 11th Floor
McLean, Virginia 22102
Fax No.: (703) 749-4399
Attention: Lewis L. Delafield
Loan No. 01-1054558

and:
Katten Muchin Rosenman LLP
1025 Thomas Jefferson Street, N.W.
Suite 700
Washington, D.C. 20007-5201
Fax No.: (202) 298-7570
Attn.: Christopher J. Hart, Esq.

44. Authority

Grantor represents and warrants that: (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, give, grant, bargain, sell, alien, enfeoff, convey, confirm, mortgage, warrant, pledge, hypothecate and assign the Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Grantor's part to be performed; and (b) Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations. Beneficiary represents and warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust.

45. Waiver of Notice

Neither Grantor nor Guarantor shall be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Grantor or Guarantor and except with respect to matters for which Beneficiary is required by applicable law to give notice, and Grantor and Guarantor each hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary to Grantor or Guarantor, including, without limitation, notice of default, notice of intention to accelerate sums under the Loan Documents and notice of acceleration of sums under the Loan Documents. All notices required hereunder must be in writing, delivered by certified mail (return receipt requested), personal delivery or overnight delivery.

46. Remedies of Grantor

In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Note, this Deed of Trust or the other Loan Documents, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Grantor's and Guarantor's remedies shall be limited to injunctive relief or declaratory judgment.

47. Sole Discretion of Beneficiary

Wherever pursuant to this Deed of Trust Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion, not arbitrary or capricious, of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

48. Non-Waiver

The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor's obligations hereunder by reason of: (a) the failure of Beneficiary to comply with any request of Grantor or Guarantor to take any action to foreclose this Deed of Trust or otherwise to enforce any of the provisions hereof or of the Note or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or the other Loan Documents. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust. The rights and remedies of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

49. No Oral Change

This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

50. Liability

If Grantor or Guarantor consists of more than one person, the obligations and liabilities of each such person hereunder and of each of Grantor and Guarantor shall be joint and several. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Property, this Deed of Trust shall be binding upon and inure to the benefit of Grantor, Guarantor and Beneficiary and their respective successors and assigns forever.

51. Inapplicable Provisions

If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

52. Section Headings

The headings and captions of the various Sections of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

53. Counterparts

This Deed of Trust may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.

54. Certain Definitions

Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any part thereof or any interest therein", the word "Beneficiary" shall mean "Beneficiary, its successors and assigns, and any subsequent holder of the Note", the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Deed of Trust", the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity, and the words "Property" shall include any portion of the Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

55. Assignments

Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust. Neither Grantor nor Guarantor shall, without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary's sole discretion, assign or transfer its rights under this Deed of Trust or any of the Loan Documents.

56. SUBMISSION TO JURISDICTION

GRANTOR, GUARANTOR AND BENEFICIARY EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OF TEXAS OR FEDERAL COURT SITTING IN BRAZOS COUNTY, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST. GRANTOR, GUARANTOR AND BENEFICIARY EACH MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF TEXAS, OR THE UNITED STATES OF AMERICA FEDERAL DISTRICT COURT HAVING JURISDICTION OVER BRAZOS COUNTY, TEXAS AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. GRANTOR, GUARANTOR AND BENEFICIARY EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

57. Agent for Receipt of Process

Grantor hereby irrevocably appoints Phillip H. McNeill, Sr., having an address at 7700 Wolf River Boulevard, Germantown, Shelby County, Tennessee 38138, as its authorized agent to accept and acknowledge, on behalf of Grantor, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 56 hereof in any State or Federal court within the State of Texas. If such agent shall cease so to act, Grantor shall irrevocably designate and appoint without delay another such agent satisfactory to Beneficiary, and shall promptly deliver to Beneficiary written evidence of such other agent's acceptance of such appointment.

58. Service of Process

To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section 56 hereof may be served: (a) by registered or certified mail, postage prepaid, to Grantor or Guarantor, as applicable, at the address set forth above or to such other address of which Grantor or Guarantor, as applicable, shall have given Beneficiary written notice; or (b) if Grantor or Guarantor, as applicable, shall not have made an appearance within twenty-one (21) days after service in accordance with clause (a) of this Section, by hand delivery to the agent identified in Section 57 hereof, or such successor agent as shall have been identified in accordance with Section 57 hereof. Nothing in this Section shall affect the Beneficiary's right to serve process in any manner permitted by law, or limit Beneficiary's right to bring proceedings against Grantor or Guarantor in the courts of any other jurisdiction.

59. WAIVER OF JURY TRIAL

GRANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR OR GRANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

60. Homestead

Grantor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part thereof.

61. CHOICE OF LAW

THIS DEED OF TRUST SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO TEXAS LAW AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH JURISDICTION, INCLUDING MATTERS OF CREATION, PERFECTION AND PRIORITY OF LIENS AND SECURITY INTERESTS, AND FORECLOSURE OR OTHER ENFORCEMENT ACTIONS, WHICH SHALL ALSO BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

62. Time of Essence

Time is of the essence of this Deed of Trust and of each and every term, covenant and condition herein.

63. Survival

All covenants, representations and warranties made herein shall survive the making of the Loan and the delivery of the Note and other Loan Documents.

64. No Third-Party Beneficiary Rights Created

The parties hereto expressly declare that it is their joint and mutual intention that this Deed of Trust and the transactions contemplated hereby shall not be construed as creating a third party beneficiary contract, and neither this Deed of Trust nor any of the other Loan Documents shall be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Grantor, Guarantor and Beneficiary.

65. Discharge

If all indebtedness secured hereby is promptly paid when due and all other provisions hereof are faithfully performed, the mortgage of the Property shall be null and void, and shall be discharged, otherwise to remain in full force and effect.

66. Maintaining Priority of Deed of Trust

(a) Grantor shall, at its expense, cause the recordation of this Deed of Trust and of any other instrument evidencing or securing the Note wherever such recording would or might be required in order to protect the first lien and priority of this Deed of Trust or such instrument against the claims of third parties. Grantor hereby covenants and agrees at all times, at its sole expense, to take such other action and execute and record such other instruments as may be necessary or desirable to preserve and protect the first lien and priority of this Deed of Trust and all other instruments evidencing or securing the Note.

67. Costs.

(a) Grantor acknowledges and confirms that Beneficiary shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination and non-disturbance agreement. Grantor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Beneficiary or any governmental or quasi-governmental authority. Grantor hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Beneficiary from time to time, upon the occurrence of any such event or otherwise. Wherever it is provided for herein that Grantor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Beneficiary, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

(b) Grantor shall pay all legal fees incurred by Beneficiary in connection with (A) the preparation of the Note, this Deed of Trust and the other Loan Documents; and (B) the items set forth in subsection (a) above, and (ii) Grantor shall pay to Beneficiary on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Beneficiary in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Beneficiary until such expenses are paid by Grantor.

68. Defeasance.

(a) At any time after the date which is two (2) years after the Loan is sold into a securitization or three (3) years from the date of the Note and is at least ninety (90) days prior to the Maturity Date (as such term is defined in the Note), Grantor may obtain the release of the Property from the lien of this Deed of Trust upon the satisfaction of the following conditions precedent:

(i) not less than thirty (30) days prior written notice to Beneficiary specifying a regularly scheduled payment date (the "Release Date") on which the Defeasance Deposit (hereinafter defined) is to be made;

(ii) the payment to Beneficiary of interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

(iii) the payment to Beneficiary of all other sums, not including scheduled interest or principal payments, due under the Note, this Deed of Trust, the Lease Assignment, and the other Loan Documents;

(v)  the payment to Beneficiary of the Defeasance Deposit; and

(vi)  the delivery to Beneficiary of:

(A)  a security agreement, in form and substance satisfactory to Beneficiary, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations (hereinafter defined) purchased on behalf of Grantor with the Defeasance Deposit in accordance with this provision of this section (the "Defeasance Security Agreement");

(B)  a release of the Property from the lien of this Deed of Trust (for execution by Beneficiary) in a form appropriate for the jurisdiction in which the Property is located;

(C)  an officer's certificate of Grantor certifying that the requirements set forth in this subparagraph (a) have been satisfied;

(D)  an opinion of counsel for Grantor in form satisfactory to Beneficiary stating, among other things, that Beneficiary has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations purchased by Beneficiary on behalf of Grantor;

(E)  evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a re-qualification, reduction or withdrawal of any rating in effect immediately prior to such defeasance for any securities issued in connection with a secondary market transaction; and

(F)  such other certificates, documents or instruments as Beneficiary may reasonably request.

In connection with the conditions set forth in subparagraph (a)(v) above, Grantor hereby appoints Beneficiary as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under the Note (assuming that the Grantor were to repay the Note in full on the Maturity Date) and in amounts equal to the scheduled payments due on such dates under the Note (the "Scheduled Defeasance Payments"). Grantor, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Beneficiary and applied to satisfy the obligations of the Grantor under the Note.

(b)  Upon compliance with the requirements of this section, the Property shall be released from the lien of this Deed of Trust and the pledged U.S. Obligations shall be the sole source of collateral securing the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by subparagraph (a) above and satisfy the Grantor's obligations under this section shall be remitted to the Grantor with the release of the Property from the lien of this Deed of Trust. In connection with such release, Capmark Finance Inc. (“Capmark”) shall establish or designate a successor entity (the "Successor Grantor") and Grantor shall transfer and assign all obligations, rights and duties under and to the Note together with the pledged U.S. Obligations to such Successor Grantor. The obligation of Capmark to establish or designate a Successor Grantor shall be retained by Capmark notwithstanding the sale or transfer of this Deed of Trust unless such obligation is specifically assumed by the transferee. Such Successor Grantor shall assume the obligations under the Note and the Defeasance Security Agreement and Grantor shall be relieved of its obligations thereunder. The Grantor shall pay One Thousand and No/100 Dollars ($1,000.00) to any such Successor Grantor as consideration for assuming the obligations under the Note and the Defeasance Security Agreement. Notwithstanding anything in this Deed of Trust to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this section, but Grantor shall pay all costs and expenses incurred by Beneficiary, including Beneficiary's attorneys' fees and expenses, incurred in connection with this section.

(c)  For purposes of this section, the following terms shall have the following meanings:

(i)  The term "Defeasance Deposit" shall mean an amount equal to the remaining principal amount of the Note, the Defeasance Yield Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this Section 68;

(ii)  The term "Defeasance Yield Premium" shall mean the amount (if any) which, when added to the remaining principal amount of the Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments; and

(iii) The term "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

(d)  Notwithstanding any of the foregoing to the contrary, if the Grantor is unable either (i) to renew or extend the term of the Franchise Agreement in effect as of the Closing Date such that term of the Franchise Agreement is not less than ten (10) years after the Closing Date or (ii) enter into (or cause ENN to enter into) an acceptable Substitute Franchise Agreement, then Grantor shall have the right to defease the Loan and to obtain the release of the Property in accordance with this Section 68.

69. Trustee.

(a)  Beneficiary shall have the irrevocable power, to be exercised at any time and from time to time hereafter with or without cause, to substitute a trustee in place of the Trustee herein named, by an instrument in writing duly executed, acknowledged, and recorded among the land records of the jurisdiction where the Property is located and, when such instrument is so recorded, all the estate of the Trustee thus superseded shall terminate and all the right, title, and interest of such Trustee hereunder shall be vested in the trustee named as successor, and such successor trustee shall have the same powers, rights, and duties which the Trustee so superseded had under this Deed of Trust. The exercise of this right to appoint a successor trustee, no matter how often exercised, shall not be deemed an exhaustion of said right. Beneficiary shall have the right to name one or more entities as a successor trustee hereunder.

(b)  Trustee, by acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or intentional misconduct, and hereby waives any statutory fee.

(c)  Trustee may resign at any time upon giving ten (10) days' notice in writing to Grantor and to Beneficiary.

(d)  Beneficiary hereby ratifies and confirms any and all acts which the herein-named Trustee, or its successor in this trust, shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and of its heirs, executors, administrators and assigns, that the recitals contained in any deed or deeds executed in due form by Trustee or substitute trustee, acting under the provisions of this instrument, shall be prima facie evidence of the facts recited, and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of any facts essential to authorize the executed and delivery of such deed or deeds and the passing of title thereby.

(e)  Trustee shall not be required to see that this Deed of Trust is recorded, nor be liable for its validity or its priority as a first deed of trust, or otherwise, nor shall Trustee be answerable or responsible for performance or observance of the covenants and agreement imposed upon Grantor or Beneficiary by this Deed of Trust or any other agreement. Trustee, as well as Beneficiary, shall have authority in its discretion to employ agents and attorneys in the execution of this Deed of Trust and to protect the interest of Beneficiary hereunder, and to the extent permitted by law it shall be compensated and all expenses relating to the employment of such agents and/or attorneys, including expenses of litigation, shall be paid out of the proceeds of the sale of the Property conveyed hereby should a sale be had, but if no such sale be had, all sums by all remedies at law or in equity by which the indebtedness hereby secured may be recovered.

(f)  Grantor shall pay all costs, fees, commissions and expenses of the Trustee, its agent and counsel, in connection with the performance of its duties hereunder.

(g) If Trustee constitutes more than one individual, either may act independently.

70. Local Law Provisions.

Notwithstanding any term or provision otherwise set forth in this Deed of Trust, the following terms and provisions shall govern and control:

(a)  Texas Trustee Provisions.

In case of the resignation of the Trustee, or the inability (through death or otherwise), refusal or failure of the Trustee to act, or at the option of Beneficiary or the holder(s) of the Debt for any other reason (which reason need not be stated), a substitute Trustee may be named, constituted and appointed by Beneficiary or the holder(s) of the Debt, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the substitute Trustee the title, power and duties herein conferred on the Trustee originally named herein, and the conveyance by the substitute Trustee to the purchaser(s) at any sale of the Property or any part thereof shall be equally valid and effective. The right to appoint a substitute Trustee shall exist as often and whenever from any of said causes, the Trustee, original or substitute, resigns or cannot, will not or does not act, or Beneficiary or the holder(s) of the Debt desires to appoint a new Trustee. No bond shall ever be required of the Trustee, original or substitute. The recitals in any conveyance made by the Trustee, original or substitute, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary or the holder(s) of the Debt to the Trustee to enforce this Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of the Trustee, original or substitute, to act, or as to the election of Beneficiary or the holder(s) of the Debt to appoint a new Trustee, or as to appointment of a substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; each sale made under the powers herein granted shall be a perpetual bar against Grantor and the heirs, personal representatives, successors and assigns of Grantor. Trustee, original or substitute, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee, original or substitute; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee, original or substitute, in person.

(b)  Texas Power of Sale Provisions.

Beneficiary may require the Trustee to sell all or part of the Property, at public auction, to the highest bidder, for cash, at the county courthouse of the county in Texas in which the Property or any part thereof is situated, or if the Property is located in more than one county such sale may be made at the courthouse in any county in which the Property is situated. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o'clock a.m. and 4:00 o'clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the property to be sold in the manner hereinafter described. Notice of a sale of all or part of the Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is in more than one county a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the property to be sold is situated. In addition, the mortgage servicer shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the Debt secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale, and the Grantor hereby agrees to deliver all of such personal property to the purchaser at such sale on the date of sale, and if it should be impossible or impracticable to make actual delivery of such property, then the title and right of possession to such property shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) first, he shall pay the reasonable expenses of Trustee and a reasonable Trustee's fee or commission; (ii) second, he shall pay, so far as may be possible, the Debt, discharging first that portion of the Debt arising under the covenants or agreements herein contained and not evidenced by the Note; (iii) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Property shall be less than the aggregate of the Debt and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. If default is made hereunder, the holder of the Debt or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Debt due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Debt; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Debt, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Debt. The Grantor hereby irrevocably appoints the Trustee to be the attorney of the Grantor, and in the name and on behalf of the Grantor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Grantor ought to execute and deliver, and do and perform any and all such acts and things which the Grantor ought to do and perform under the covenants herein contained, and generally to use the name of the Grantor in the exercise of all or any of the powers hereby conferred on the Trustee. At any such sale (1) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Debt, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (2) the purchaser may disaffirm any easement granted, or rental, lease or other contract of the Property, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement and rental or lease contract. Beneficiary may bid and become the purchaser of all or any part of the Property at any trustee's or foreclosure sale hereunder, and, after paying or accounting for all costs of said sale or sales, the amount of Beneficiary's successful bid may be credited on the Debt. Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or non-application thereof. It is the intention of the parties to conduct any foreclosure sale of the Property in compliance with Section 51.002 of the Texas Property Code and any subsequent applicable amendments or supplements thereto.

(c)	Entire Agreement.

The Loan Documents to which Grantor is a party constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in such Loan Documents. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Documents to which Grantor is a party, there are not, and were not, and no persons are or were authorized by Beneficiary to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in such Loan Documents.

(d)	No Waiver.

Notwithstanding anything to the contrary contained in this Deed of Trust or the other Loan Documents, Grantor's rights under Sections 51.003 and 51.004 of the Texas Property Code have not been waived.

(e) Maximum Interest.

It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas law governing the maximum non-usurious rate or non-usurious amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the Indebtedness or to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Beneficiary's exercise of the option to accelerate the maturity of the Note and/or any other portion of the Indebtedness, or (iii) Grantor will have paid or Beneficiary will have received by reason of any voluntary prepayment by Grantor of the Note and/or any other portion of the Indebtedness, then it is Grantor's and Beneficiary's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Beneficiary shall be credited on the principal balance of the Note and/or any of the other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against any other Indebtedness then owing by Grantor to Beneficiary. Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties or claims against Beneficiary, Grantor will provide written notice to Beneficiary, advising Beneficiary in reasonable detail of the nature and amount of the violation, and Beneficiary shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Note and/or the other Indebtedness then owing by Grantor to Beneficiary. All sums contracted for, charged, taken, reserved or received by Beneficiary for the use, forbearance or detention of any of the Indebtedness, including any portion of the Indebtedness evidenced by the Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the other Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the other Indebtedness for so long as any portion of the Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the other Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

As used hereunder "Maximum Lawful Rate" means the maximum lawful and non-usurious rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents. To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.

As used hereunder "Charges" means all fees, charges and/or other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law.

THE WRITTEN LOAN DOCUMENTS TO WHICH GRANTOR IS A PARTY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Grantor has duly executed and delivered this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing under seal as of the day and year first above written.

     GRANTOR:

COMPANY SUBSIDIARY,
a Tennessee limited partnership

By: Company Subsidiary, a
Tennessee corporation

By:__________________________(SEAL)
Name:________________________
Title:_________________________

STATE OF ___________________ §
§
COUNTY OF _________________ §

This instrument was ACKNOWLEDGED before me on _______________, 2006, by ______________________________________________, the _______________________________ of EQI College Station Corporation, a Tennessee corporation, which is the general partner of EQI College Station Partnership, L.P., a Tennessee limited partnership, on behalf of said partnership.

[S E A L]
Notary Public - State of ___________
My Commission Expires:

_____________________ Printed Name of Notary Public

EXHIBIT A

Legal Description of Property